                               SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:


[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or  Rule 14a-12

                                 Semele Group Inc.
  -----------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

  -----------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

  -----------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  -----------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

  -----------------------------------------------------------------------------
     (5)  Total fee paid:

  -----------------------------------------------------------------------------

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

  -----------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                              [SEMELE GROUP, INC.]

May 30, 1998

Dear Shareholder:

    Enclosed you will find Semele Group Inc.'s 1997 Annual Report and Proxy Statement. We urge each of you to sign, date and mail the enclosed proxy card so that your shares will be represented at the annual meeting of shareholders.

    This past year marked an important change for Semele. At last year's annual meeting held in October, 1997, the shareholders approved a set of proposals designed to allow us to pursue a new growth oriented business plan. This is a marked change from the early 1990's when the Company's business plan was centered around the preservation of capital following the default of most of the Company's real estate loans. As part of this new beginning, the Company changed its name from Banyan Strategic Land Fund II to Semele Group Inc. and the Company returned $2.4 million to shareholders through a one time dividend.

    The net loss for 1997 was $3.1 million of which $1.17 million related to a provision to write down the Company's investments in Northholme Partners. Northholme was a venture formed in 1991 to hold a development agreement received as part settlement for a loan that was in default. The development agreement gives Northholme a profit participation in a land development owned by a third party in exchange for securing certain entitlements on behalf of the owner. The land contains hazardous waste. The cost and timing of the remediation is uncertain, causing us to write down its carrying value. Excluding our investment in Rancho Malibu, Northholme was the last asset with material carrying value that arose from the workout problems of the early 1990's. Most of the other charges during 1997 were related to the entitlement process for Rancho Malibu and for one time events such as investment banking fees, severance costs and the termination of the Banyan Management Corp. administrative agreement. We do not expect to incur any such costs in 1998. We were successful in disposing of our investment in the H-Street property which generated net cash proceeds of approximately $4.7 million. After making the one time dividend, our December 31, 1997 cash balance stood at approximately $7.9 million.

    The Company's immediate focus is to complete the entitlement process and begin development of its Rancho Malibu project located in Malibu, California. As described more fully in the notes to the financial statements, Rancho Malibu has been the subject of a neighboring homeowner's lawsuit designed to stall the development of our land. We believe the end of this lengthy process is near and that pre-development can begin later this year. We believe the single family home market in Los Angeles County has strengthened over the past 24 months and Semele now has the funds to embark on this project. We are value driven, not current income driven. Given the long-term nature of the Malibu project, we do not expect to report positive net income until home lots begin selling. This will take time.

    We are also aggressively looking to make new investments that can build shareholder value. We are long-term oriented and believe that Semele's sizable net operating loss carryforward can make us a value added buyer. We are also cautious. With many assets selling at historically high prices, the returns generated by such assets are, by definition, low. We tend to believe that better opportunities may be available in the future as opposed to today. With the exception of purchasing our own stock and expenditures related to Rancho Malibu, we are seeking to reduce spending and conserve cash.

    While all of the proposals are important, we ask that you pay particular attention to proposal 2, which relates to the proposed stock splits. We believe that the successful implementation of these splits (which are more fully described in the Proxy Statement) may allow for the Company to meet Nasdaq's newly enacted listing standards that are required to be met in order to maintain our stock's quotation on the Nasdaq National Market system. If you have any questions, you may call our information agent, Corporate Investor Communications, Inc. at (201) 896-1900.

Sincerely,

Gary D. Engle                                  James A. Coyne
Chairman and Chief Executive Officer           President

Certain statements in this letter that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, words such as "anticipates," "expects," "intends," "believes," "plans" and similar expressions are intended to identify forward-looking statements. These statements are subject to a number of risks and uncertainties including the Company's ability to successfully implement a new growth-oriented business plan and favorably resolve certain litigation. Actual results could differ materially from those projected in the forward-looking statements.

                              [SEMELE LETTERHEAD]

                                  May 30, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Semele Group Inc. (the "Company") to be held at the Holiday Inn Select Stamford, 700 Main Street, Stamford, Connecticut, on June 30, 1998, at 10:00 a.m., local time.

    At the Annual Meeting, stockholders of record as of May 28, 1998, will be asked to consider and vote upon, among other things, proposals to elect one individual to the Company's Board of Directors, to approve a 1-for-300 reverse stock split followed by a 30-for-1 forward stock split of the Company's Common Stock, to approve amendments to the Company's Stock Option Plan to permit the grant of qualified stock options and to approve the terms of an Incentive Compensation Plan for Mr. Gary D. Engle and Mr. James A. Coyne.

    While all the issues to be considered are significant, the Board of Directors considers its proposal to effect the reverse and forward stock splits to be especially important. Details of this proposal as well as all other proposals to be presented to the stockholders at the Annual Meeting, and certain additional information regarding the Company, are contained in the attached Proxy Statement, which you are encouraged to read carefully.

    Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is authorized by and is made on behalf of the Company's Board of Directors.

                                          Sincerely,
                                          SEMELE GROUP INC.
                                          James A. Coyne
                                          President and Chief Operating Officer

                               SEMELE GROUP INC.
                              ONE CANTERBURY GREEN
                                201 BROAD STREET
                          STAMFORD, CONNECTICUT 06901
                                 (203) 363-0853

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Semele Group Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting" or the "Annual Meeting") of Semele Group Inc., a Delaware corporation (the "Company"), will be convened at the Holiday Inn Select Stamford, 700 Main Street, Stamford, Connecticut, on June 30, 1998, at 10:00 a.m., local time. All stockholders of the Company are entitled to attend the Meeting, which will be held for the following purposes:

1. To elect one director to hold office until the 2001 Annual Meeting of Stockholders, or otherwise as provided in the Company's By-Laws;

2. To consider and vote upon a proposal to approve of and adopt an amendment to the Company's charter to effect a 1-for-300 reverse stock split followed by a 30-for-1 forward stock split of the Company's Common Stock;

3. To consider and vote upon a proposal to approve amendments to the Company's Stock Option Plan to permit the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code;

4. To consider and vote upon a proposal to approve the terms of an Incentive Compensation Plan for Mr. Gary D. Engle and Mr. James A. Coyne whereby their salaries and bonuses may be deferred and the deferred amounts held in the form of Common Stock of the Company, in accordance with their Employment Agreements with the Company;

5. To concur in the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 1998; and

6. To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on May 28, 1998, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for inspection at the Company's offices for at least ten days prior to the Meeting.

    If the proposal to effect the reverse and forward stock splits is approved at the Meeting and the transactions contemplated thereby consummated, holders of record of less than 300 shares of Common Stock immediately prior to the reverse stock split who do not vote in favor of the proposal and who otherwise comply with the applicable provisions of Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to assert certain appraisal rights and to obtain payment from the Company of the "fair value" of their shares in accordance with Section 262 of the DGCL.

    A Proxy Statement and form of proxy are enclosed. Whether or not you expect to attend the Annual Meeting, it is important that you fill in, sign, date and mail in the proxy in the enclosed envelope so that your shares may be voted for you.

                                          By order of the Board of Directors:

                                          Craig D. Mills
                                          Secretary

The Company's 1997 Annual Report is enclosed with this notice.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                               SEMELE GROUP INC.
                                 JUNE 30, 1998

    This Proxy Statement is furnished to the holders of shares of the Common Stock, par value $.01, of Semele Group Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders. The Annual Meeting will be convened on June 30, 1998, at approximately 10:00 a.m., local time, and any adjournment or postponement thereof will be announced at the Meeting. Copies of this Proxy Statement, and the enclosed form of proxy, were first sent or given to stockholders on or about May 29, 1998. Stockholders who wish to attend the Annual Meeting should contact the Company at (203) 363-0853 so that arrangements can be made.

    The Company will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Company's directors and officers and by employees of Equis Financial Group Limited Partnership or Banyan Management Corp., which provide administrative services to the Company. None of these individuals will be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation. For further information regarding Equis Financial Group Limited Partnership and Banyan Management Corp., see "Certain Relationships and Related Transactions." Arrangements will also be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Common Stock held of record by those persons, and the Company may reimburse those custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. Further, the Company has retained the services of Corporate Investor Communications, Inc., to assist in the solicitation of proxies for the Annual Meeting at a fee payable by the Company of $5,000, plus out-of-pocket expenses.

    Shares represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Annual Meeting will be voted at the Annual Meeting. Shares not represented by properly executed proxies will not be voted. If a stockholder specifies a choice with respect to any matter to be acted upon, the shares represented by that proxy will be voted as specified. If a stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendation of the Board of Directors described herein. A stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Company before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy before the proxy is voted at the Annual Meeting; or (iii) attending the Annual Meeting and voting the shares in person.

    The close of business on May 28, 1998, has been fixed as the date for determining those stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). At the Record Date, the Company had 12,196,973 shares outstanding, each of which entitles the holder thereof to one vote at the Annual Meeting. Only stockholders of record at the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of Common Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum. For the proposal to elect directors, the nominee receiving the greatest number of votes cast by holders of the Company's Common Stock entitled to vote at the Meeting will be elected as a director of the Company. Approval of the proposal to approve the reverse and forward stock splits requires the affirmative vote of a majority of all outstanding shares of Common Stock. The remaining proposals require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers are prohibited from exercising discretionary authority) will be counted in calculating the number of shares present in person or by proxy at the Annual Meeting for purposes of establishing a quorum for the transaction of business. Abstentions will be counted in calculating the number of shares entitled to vote on a matter, whereas broker non-votes will be excluded.

    The mailing address of the principal executive offices of the Company is One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial owners of Common Stock at the Record Date by: (i) each person or entity who is known by the Company to own more than 5% of the Common Stock (together with such person's address); (ii) each director and each executive officer of the Company named in the executive compensation table; and (iii) all current directors and officers as a group. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of Common Stock that are not outstanding but may be acquired by that person or entity upon exercise of all options and warrants exercisable by that person or entity within 60 days of the Record Date. However, those shares of Common Stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person or entity.

                                                                                                     PERCENT OF
NAME OF PERSON OR ENTITY                                                        NUMBER OF SHARES    TOTAL SHARES
------------------------------------------------------------------------------  -----------------  ---------------
AFG Hato Arrow Limited Partnership............................................       1,987,000(1)             16.3%
AFG Dove Arrow Limited Partnership
AIP/Larkfield Limited Partnership
c/o Equis Corporation
88 Broad Street
Boston, Massachusetts 02110

Gabriel Capital, L.P..........................................................         662,917(2)              5.4%
Ariel Fund Limited
c/o J. Ezra Merkin
Gabriel Capital, L.P.
450 Park Avenue, Ste. 3201
New York, New York 10022

Gary D. Engle, Chairman, Chief Executive Officer, Director....................       2,134,776(3)             17.5%

James A. Coyne, President, Chief Operating Officer, Director..................         176,776(4)              1.4%

Walter E. Auch, Sr., Director.................................................          66,000(5)      Less than 1%

Joseph W. Bartlett, Director..................................................               0                   0

Gerald L. Nudo, Director......................................................          55,000(5)      Less than 1%

Robert M. Ungerleider, Director...............................................          56,000(5)      Less than 1%

All Directors and Officers of the Company as a group (eight persons)..........       2,488,552                20.2%

------------------------

(1) Based upon reports filed with the Securities and Exchange Commission (the "SEC") by certain affiliates of Equis Financial Group Limited Partnership ("EFG") pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating ownership of 5% or more of the outstanding Common Stock. At the Record Date: (i) AFG Hato Arrow Limited Partnership owns 635,437 shares, amounting to 5.2% of the outstanding Common Stock; (ii) AFG Dove Arrow Limited Partnership owns 616,734 shares, amounting to 5.1% of the outstanding Common Stock; and (iii) AIP/Larkfield Limited Partnership owns 734,829 shares, amounting to 6.0% of the outstanding Common Stock. Gary D. Engle, Chairman, Chief Executive Officer and a director of the Company, has effective control over the operation of each of these limited partnerships.

(2) Based upon reports filed with the SEC pursuant to Section 13(d) of the Exchange Act indicating ownership of 5% of more of the outstanding Common Stock. At the Record Date: (i) Gabriel Capital, L.P. owns 267,838 shares, amounting to 2.2% of the outstanding Common Stock, and (ii) Ariel Fund

    Limited owns 395,079 shares, amounting to 3.2% of the outstanding Common Stock. Ariel Management Corp., as investment advisor to Ariel Fund Limited has voting and investment control of the shares owned by such fund. J. Ezra Merkin, as the general partner of Gabriel Capital, L.P., has voting and investment control of the shares owned by such limited partnership. In addition, Mr. Merkin, as the sole shareholder and President of Ariel Fund Limited, may be deemed to have voting and investment control of the shares owned by such fund.

(3) Includes 11,000 shares owned directly and 136,776 shares owned by the trustee of a "rabbi" trust for the benefit of Mr. Engle of which Mr. Engle has voting control. The shares held by such trustee represent salary deferred by Mr. Engle through the Record Date pursuant to the Company's Incentive Compensation Plan, which the Company is presenting to the stockholders for approval at the Annual Meeting. See "Proposal 4--To Consider and Vote Upon a Proposal to Approve the Terms of an Incentive Compensation Plan for Messrs. Engle and Coyne" and "Compensation of Directors and Executive Officers--Executive Compensation" below. Because Mr. Engle has effective control over AFG Hato Arrow Limited Partnership, AFG Dove Arrow Limited Partnership and AIP Larkfield Limited Partnership, he is also deemed to beneficially own the 1,987,000 shares owned by those partnerships.

(4) Includes 40,000 shares owned directly and 136,776 shares owned by the trustee of a "rabbi" trust for the benefit of Mr. Coyne of which Mr. Coyne has voting control. The shares held by such trustee represent salary deferred by Mr. Coyne through the Record Date pursuant to the Company's Incentive Compensation Plan, which the Company is presenting to the stockholders for approval at the Annual Meeting. See "Proposal 4--To Consider and Vote Upon a Proposal to Approve the Terms of an Incentive Compensation Plan for Messrs. Engle and Coyne" and "Compensation of Directors and Executive Officers--Executive Compensation" below.

(5) Includes currently-exercisable options granted under the Company's 1994 Executive and Director Stock Option Plan to purchase 50,000 shares of Common Stock.

    The Company is not aware of any other person who, alone or as part of a group, beneficially owns more than 5% of the outstanding shares of Common Stock at the Record Date. The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the SEC and the National Association of Securities Dealers, Inc. (the "NASD"). The SEC requires officers, directors and greater than 10% stockholders to furnish the Company with copies of all these forms filed with the SEC or the NASD.

    To the Company's knowledge, based solely on its review of the copies of these forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during 1997, except that the Forms 3 required to be filed by Messrs. Romano and Butterfield when they became officers of the Company were inadvertently filed late by them.

                    MATTERS TO BE CONSIDERED BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF DIRECTOR

    One individual will be elected at the Annual Meeting to serve as a director of the Company for a three-year term expiring at the 2001 Annual Meeting. The nominee for the class whose term will expire at the 2001 Annual Meeting is James
A. Coyne, who is being nominated for re-election. Gerald L. Nudo is not standing for re-election to the Board, and the size of the Board is being reduced from six to five. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for Mr. Coyne for director with respect to all proxies received by the Company. If the nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board of Directors. The directors have no reason to believe that Mr. Coyne will be unable to serve if elected.

NOMINEE.

    The nominee for director is as follows:

                                             YEAR DURING
                                                WHICH
                                             INDIVIDUAL
                                           FIRST BECAME A
NAME                              AGE         DIRECTOR             OTHER PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
----------------------------      ---      ---------------  ---------------------------------------------------------------
James A. Coyne..............          38           1997     Mr. Coyne has been President and Chief Operating Officer of the
                                                            Company since 1997. Mr. Coyne is Executive Vice
                                                            President/Capital Markets of Equis Corporation, the general partner of EFG, and is also Vice President of AFG Realty Inc., an affiliate of EFG. He is responsible for EFG's real estate activities in both the United States and Australia. Mr. Coyne joined EFG in 1989, remained until May 1993, and rejoined EFG in November 1994. From 1993 through November 1994 he was with the Raymond Company, a private investment firm, where he was responsible for obtaining financing for corporate and real estate acquisitions.

CONTINUING DIRECTORS.

    The continuing directors of the Company are as follows:

Walter E. Auch, Sr..........          75           1987     Prior to retiring, Mr. Auch was the Chairman and Chief
                                                            Executive Officer of the Chicago Board Options Exchange. Prior
                                                            to that time, Mr. Auch was Executive Vice President, director and a member of the executive committee of PaineWebber. Mr.
                                                            Auch is a director of Pimco Advisors L.P., Geotek
                                                            Communications, Inc., Smith Barney Concert Series Funds, Smith
                                                            Barney Trak Fund, The Brinson Partners Funds and Nicholas
                                                            Applegate Funds. He is also a trustee of Hillsdale College and the Arizona Heart Institute. Mr. Auch is also a trustee of
                                                            Banyan Strategic Realty Trust and a director of Legend
                                                            Properties, Inc. (f/k/a Banyan Mortgage Investment Fund), and
                                                            Banyan Management Corp. Mr. Auch's term expires at the 2000
                                                            Annual Meeting.

                                             YEAR DURING
                                                WHICH
                                             INDIVIDUAL
                                           FIRST BECAME A
NAME                              AGE         DIRECTOR             OTHER PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
----------------------------      ---      ---------------  ---------------------------------------------------------------
Joseph W. Bartlett..........          65           1997     Mr. Bartlett has been a partner in the law firm of Morrison &
                                                            Foerster LLP since March 1996. From July 1991 until March 1996 he was a partner in the law firm of Mayer, Brown & Platt. Mr.
                                                            Bartlett is also a director of Cyrk, Inc., which designs,
                                                            manufactures and distributes products for promotional programs and custom-designed sports apparel and accessories. Mr.
                                                            Bartlett's term expires at the 1999 Annual Meeting.

Gary D. Engle...............          49           1997     Mr. Engle has been Chairman and Chief Executive Officer of the
                                                            Company since November 1997. Mr. Engle is President and Chief
                                                            Executive Officer of EFG, which he joined in 1990 as Executive
                                                            Vice President. Mr. Engle purchased a controlling interest in
                                                            EFG in December 1994. He is also President of AFG Realty, Inc.
                                                            From 1987 to 1990, Mr. Engle was a principal and co-founder of
                                                            Cobb Partners Development, Inc., a real estate and mortgage banking company, with principal offices in Florida. From 1980 to 1987, Mr. Engle served in various capacities with Arvida
                                                            Disney Company, a large-scale community real estate development company owned by the Walt Disney Company with real estate
                                                            development projects worldwide. Mr. Engle's term expires at the
                                                            2000 Annual Meeting.

Robert M. Ungerleider                 56           1987     Mr. Ungerleider is President of Pilot Books, a book publisher located in Greenport, New York, and of counsel to the law firm of Lane Felcher Kurlander & Fox. Mr. Ungerleider has founded, developed and sold a number of startup ventures including
                                                            Verifone Finance, an equipment leasing service, Smartpage, a paging service company, and Financial Risk Underwriting Agency,
                                                            Inc., an insurance firm specializing in financial guarantee transactions. Prior to that, Mr. Ungerleider practiced real estate and corporate law in New York City for ten years. Mr.
                                                            Ungerleider is also a director of Legend Properties, Inc.
                                                            (f/k/a Banyan Mortgage Investment Fund), and Banyan Management
                                                            Corp. Mr. Ungerleider's term expires at the 1999 Annual
                                                            Meeting.

    The Board is required to meet at least four times each year either in person or by telephonic conference. The Board met 12 times in 1997. The directors have established a compensation committee, which is composed of Messrs. Bartlett and Ungerleider and which met one time during 1997, and an audit committee, which is comprised of Messrs. Nudo and Auch and which met two times during 1997. The directors have not established a nominating committee or other committee performing a similar function.

    RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates the following nominee for election as a director of the Company by the stockholders at the Annual Meeting to serve until the 2001 Annual Meeting of Stockholders:
Mr. James A. Coyne.

    VOTE REQUIRED. The nominee receiving the highest vote total will be elected as a director of the Company.

PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE A 1-FOR-300 REVERSE STOCK SPLIT FOLLOWED BY A 30-FOR-1 FORWARD STOCK SPLIT.

INTRODUCTION.

    The Board has unanimously adopted resolutions declaring the advisability of, and submits to the stockholders for approval, an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation effecting (a) a reverse stock split of the outstanding Common Stock as of 6:00 p.m. (Eastern
Time) on the date the Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date") pursuant to which each 300 shares of Common Stock then outstanding will be converted into one share of Common Stock (the "Reverse Split") and (b) a forward split of the Common Stock as of 7:00 p.m. (Eastern Time) on the Effective Date pursuant to which each share (or fraction thereof, excluding holdings of less than one share resulting from the Reverse Split) of Common Stock then outstanding will be converted into a number of shares of Common Stock at a rate of 30-for-1 (the "Forward Split"). In lieu of issuing the fractional shares that will result from the Reverse Split to stockholders of record of less than 300 shares immediately prior to the Reverse Split, the Company will make a cash payment based on the average daily closing price per share of the Common Stock on Nasdaq for the ten trading days immediately preceding the Effective Date, as discussed below. The text of the Amendment is attached as Exhibit A hereto. The filing of the Amendment and the consummation of the Reverse Split and the Forward Split, including the making of cash payments to stockholders whose shares of Common Stock are converted into less than a whole share of Common Stock in the Reverse Split, are collectively referred to herein as the "Transaction."

    The effect of the Transaction on the holders of Common Stock will be as follows:

        (a) The shares of Common Stock of each holder of record of less than 300 shares of Common Stock immediately prior to the Reverse Split will be converted in the Reverse Split into the right to receive cash according to the formula set forth below. See "Cash Payment In Lieu Of Shares" below.

        (b) The shares of Common Stock of each holder of record of 300 or more shares of Common Stock immediately prior to the Reverse Split will first be converted in the Reverse Split into a number of shares of Common Stock equal to the number of shares held immediately prior to the Reverse Split divided by 300. One hour after the Reverse Split, the number of shares of Common Stock of each holder (other than the fractional shares held of record by persons who held less than 300 shares immediately prior to the Reverse Split) will be converted in the Forward Split into multiple shares of Common Stock on the basis of 30 shares of Common Stock for each share or fraction thereof then held. As a result, the number of shares held by each holder of record of 300 or more shares immediately prior to the Reverse Split will be reduced by 90.0% and the value of a share will be increased by 900.0% upon completion of the Transaction.

    ANY HOLDER OF RECORD OF LESS THAN 300 SHARES OF COMMON STOCK WHO DESIRES TO RETAIN AN EQUITY INTEREST IN THE COMPANY AFTER THE EFFECTIVE DATE MAY DO SO BY PURCHASING, PRIOR TO THE EFFECTIVE DATE, A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK IN THE OPEN MARKET SUCH THAT THE TOTAL NUMBER OF SHARES HELD OF RECORD IN HIS NAME IMMEDIATELY PRIOR TO THE REVERSE SPLIT IS EQUAL TO AT LEAST 300. ANY BENEFICIAL OWNER OF LESS THAN 300 SHARES WHO IS NOT A HOLDER OF RECORD AND WHO DESIRES TO HAVE HIS SHARES

EXCHANGED FOR CASH PURSUANT TO THE TRANSACTION SHOULD INSTRUCT HIS BROKER TO TRANSFER HIS SHARES INTO HIS NAME IN A TIMELY MANNER SUCH THAT SUCH BENEFICIAL OWNER WILL BE DEEMED A HOLDER OF RECORD IMMEDIATELY PRIOR TO THE REVERSE SPLIT.

    As described in more detail below, Board of Directors is recommending the Transaction to achieve two results. First, adoption of the proposal would have the effect of redeeming, at the current market price, all outstanding shares of Common Stock owned by stockholders holding less than 300 shares. At the Record Date, holders of record of less than 300 shares comprised more than 40% of the total number of record holders of Common Stock, even though such persons collectively held only approximately 3.0% of the total number of shares outstanding. Accordingly, management of the Company believes that, if approved by the Company's stockholders, the proposal will result in savings to the Company through the reduction of certain costs associated with maintaining and administering such a large number of stockholder accounts. Adoption of the proposal will also enable holders of record of less than 300 shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Second, adoption of this proposal would have the effect of increasing the per share price of the Common Stock of the Company. As a result of changes in Nasdaq's rules approved in August 1997, the Company's Common Stock must have a minimum bid price of $1.00 in order to continue to be designated as a Nasdaq National Market security. At the Record Date, the closing price of a share of the Company's Common Stock was $.78125. The Company anticipates that the proposal will enable the Common Stock to meet the minimum bid price requirement and thus continue to be designated as a Nasdaq National Market security.

PURPOSE OF THE PROPOSED STOCK SPLITS.

    REDUCTION OF ADMINISTRATIVE COSTS. At the Record Date, each of approximately 2,542 record holders of Common Stock, or approximately 40% of the total number of record holders, owned less than 300 shares of Common Stock. In addition, such stockholders owning less than 300 shares own in the aggregate approximately 3.0% of the outstanding shares of Common Stock. Based on the average daily closing price per share of the Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Record Date of $.78125, ownership of 299 shares of Common Stock has a market value of approximately $233.59.

    The cost of administering each stockholder's account and the amount of time spent by management of the Company in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to the Company of maintaining small stockholder accounts, management of the Company believes that it will be beneficial to the Company and its stockholders as a whole to eliminate the administrative burden and cost associated with the approximately 2,542 accounts containing less than 300 shares of Common Stock. It is expected that the direct cost of administering stockholder accounts will be reduced by up to approximately $55,000 to $75,000 per year if the Transaction is consummated.

    In addition, since the Company is unable to locate a significant number of its stockholders with small holdings, the Company believes it would be unable to acquire the shares of Common Stock of such stockholders, and realize the savings described above, by making a tender offer to acquire such shares. Accordingly, if the Company is to acquire these shares, the Company believes it must do so by means of the Reverse Split. Funds otherwise payable pursuant to the Transaction to a stockholder who cannot be located will be held until proper claim therefor is made, subject to applicable escheat laws.

    Further, the Reverse Split will enable holders of record of less than 300 shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Stockholders owning a small number of shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of their shares. In some cases, stockholders might encounter difficulty in finding a broker willing to handle such small transactions.

    INCREASE IN PER SHARE PRICE. The Common Stock of the Company is currently designated as a Nasdaq National Market security, and as a result current stock price information is widely available. In August 1997, Nasdaq received approval from the SEC for changes to the criteria that a security must meet in order to continue to be designated as a Nasdaq National Market security, and these new maintenance requirements became effective in February 1998. New Maintenance Standard 1 requires a minimum bid price per share of Common Stock of $1.00; alternatively, among other requirements, new Maintenance Standard 2 requires a minimum bid price per share of Common Stock of $5.00. The price per share of the Common Stock of the Company is currently less than $1.00; at the Record Date, the closing price was $.78125. Nasdaq has informed the Company that it will not continue the Company's listing unless it achieves compliance with the new standards. The Board of Directors believes that the continued designation of the Company's Common Stock as a Nasdaq National System security is important for the Company and its stockholders. The Board anticipates that the Forward Split will result in a market price in excess of $6.00. Accordingly, if the Transaction is consummated, the Company anticipates that its Common Stock will meet the criteria under Maintenance Standard 1 and will continue to be listed on the Nasdaq National Market.

CASH PAYMENT IN LIEU OF SHARES.

    In lieu of issuing the fraction of a share of Common Stock that will result from the Reverse Split to each holder of record of less than 300 shares, the Company will value each outstanding share of Common Stock held at the close of business on the Effective Date at the average daily closing price per share of the Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Effective Date. Such per share price is hereinafter referred to as the "Purchase Price."

    Each stockholder who holds less than 300 shares of record immediately prior to the Reverse Split will be entitled to receive, in lieu of the fraction of a share resulting from the Reverse Split, cash in the amount of the Purchase Price multiplied by the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Split. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will pay no interest on cash sums due any such stockholder pursuant to the Transaction.

    No fractional shares will be issued by the Company in the Forward Split. Each stockholder who holds 300 or more shares of record immediately prior to the Reverse Split who would otherwise be entitled to receive a fractional share in the Forward Split will instead be entitled to receive one share for a fractional share of 0.5 or greater. No fractional shares will be issued for fractional shares of less than 0.5.

    As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of shares of Common Stock immediately prior to the Reverse Split. The letter of transmittal will contain instructions for the surrender of such stockholder's certificate or certificates to the Company's exchange agent in exchange for (i) in the case of those stockholders who held less than 300 shares, a cash payment in lieu of the fractional share into which each such holder's shares of Common Stock were converted in the Reverse Split; and (ii) in the case of those stockholders who held 300 or more shares, a certificate or certificates representing the number of whole shares of Common Stock into which such shares were combined in the Forward Split. No cash payment will be made to any stockholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to the Company's exchange agent. See "Exchange of Stock Certificates" below. The Company's exchange agent is First Chicago Trust Company of New York; Attention: Reorganization Department; Telephone: (201) 324-0137.

EFFECTS OF PROPOSED STOCK SPLITS.

    Upon consummation of the Reverse Split at 6:00 p.m. (Eastern Time) on the Effective Date, each stockholder who owned of record less than 300 shares of Common Stock immediately prior to the Reverse Split will have only the right to receive cash based upon the Purchase Price in lieu of receiving the fraction of a share resulting from the Reverse Split. The interest of each such stockholder in the Company will be terminated thereby, and each such stockholder will have no right to vote as a stockholder or share in the Company's assets, earnings or profits following the Reverse Split.

    Upon consummation of the Reverse Split at 6:00 p.m. (Eastern Time) on the Effective Date, each stockholder who owned of record 300 or more shares of Common Stock immediately prior to the Reverse Split will continue as a stockholder with respect to the share or shares of Common Stock resulting from the Reverse Split. As of 7:00 p.m. (Eastern Time) on the Effective Date, each such share, including any fraction thereof held by such record holder immediately after the Reverse Split, will be converted into multiple shares of Common Stock on the basis of 30 shares of Common Stock for each share or fraction thereof then held. Each such stockholder will continue to share in the Company's assets, earnings or profits, if any, to the extent of each such stockholder's ownership of Common Stock following the Transaction. No fractional shares of Common Stock of the Company will be issued to stockholders as part of the Forward Split; instead, each stockholder who would otherwise be entitled to receive a fractional share will have the right to receive one share for a fractional share of 0.5 or greater. No fractional shares will be issued for fractional shares of less than 0.5.

    The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of Common Stock. The authorized Common Stock will be reduced to 5,000,000 shares by reason of the Transaction. At the Record Date, the number of outstanding shares of Common Stock was 12,196,973. Based upon the Company's best estimates, if the Transaction had been consummated as of such date, the number of outstanding shares of Common Stock would have been reduced from 12,196,973 to approximately 1,183,607 or by approximately 11,013,366 shares, and the number of holders of record of Common Stock would have been reduced from approximately 6,178 to approximately 3,636 or by approximately 2,542 stockholders.

    The Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Transaction will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act to become a "private" company. Consummation of the Transaction is expected to enable the Common Stock to continue to be traded on the Nasdaq National Market. See "Purpose of the Proposed Stock Splits-- Increase in Per Share Price" above.

    Based on the aggregate number of shares owned by holders of record of less than 300 shares at the Record Date and the average daily closing price per share of the Common Stock on the Nasdaq National Market for the ten trading days immediately preceding such date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to persons who held less than 300 shares of Common Stock immediately prior to the Reverse Split will total approximately $281,952 in the aggregate (360,899 shares multiplied by an assumed Purchase Price of $.78125 per share).

    If the Transaction is consummated, the number of shares the Company is authorized to issue will be reduced from 50,000,000 to 5,000,000, the par value of the Common Stock will remain at $.01 per share and the number of shares of Common Stock outstanding will be reduced from 12,196,973 to 1,183,607. The relative increase in the number of shares of Common Stock authorized but not outstanding resulting from the Transaction could have an anti-takeover effect. Shares of Common Stock could, within the limits imposed by applicable law, be issued by the Company in one or more transactions that would make more difficult, and therefore less likely, a takeover of the Company. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Because the number of shares subject to redemption pursuant to the Transaction represents only approximately 3.0% of the total number of shares outstanding at the Record Date, the dilutive effect of re-issuing any of such redeemed shares could be expected to be correspondingly small.

    While the Company has no current specific plans to issue Common Stock other than pursuant to the Company's 1994 Executive and Director Stock Option Plan and the Incentive Compensation Plan discussed elsewhere in this Proxy Statement, the additional shares that will be available for issuance if the Transaction is consummated would provide the Board with flexibility in the management of the Company's capitalization and the provision of incentives to the Company's officers and other employees. The additional Common Stock could be used by the Company in connection with (i) the establishment of director or employee stock compensation plans, (ii) the issuance of warrants in connection with the refinancing of debt, (iii) future acquisitions by the Company, (iv) future capital raising by the Company and (v) other corporate purposes. Unless required by law or regulatory authorities, no further authorization by vote of the stockholders will be sought for any future Common Stock issuances. No stockholder will have any preemptive or other preferential right to purchase any Common Stock that may be issued and sold by the Company in the future.

EXCHANGE OF STOCK CERTIFICATES.

    As soon as practicable after the Effective Date, the Company will send letters of transmittal, for use in transmitting stock certificates to the Company's designated exchange agent, to all stockholders immediately prior to the Reverse Split. Upon proper completion and execution of a letter of transmittal and return thereof to the exchange agent, together with certificate(s), each such stockholder who held less than 300 shares of Common Stock of record immediately prior to the Reverse Split will receive cash in the amount to which the holder is entitled, as described above, in lieu of the fractional share into which such stockholder's shares were converted in the Reverse Split. After the Reverse Split and until surrendered, each outstanding certificate held by a stockholder of record who held less than 300 shares immediately prior to the Reverse Split will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the Transaction. Each stockholder who held 300 or more shares immediately prior to the Reverse Split, upon proper completion and execution of a letter of transmittal and return thereof to the exchange agent, together with certificate(s), will receive certificate(s) representing the number of shares of Common Stock into which such shares were combined. For the purpose of determining the number of shares of new Common Stock to which a person will be entitled, all certificates for shares of Common Stock surrendered by such holder shall be aggregated. After the Forward Split and until surrendered, the Company will be entitled to treat each outstanding certificate held by a stockholder of record of 300 or more shares immediately prior to the Reverse Split that has not yet been surrendered for exchange as evidencing the ownership of the number of shares of Common Stock of the Company into which the shares represented by such certificate has been combined, notwithstanding any failure to surrender such certificate.

    STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will pay no interest on cash sums due any such stockholder pursuant to the Transaction. See "Cash Payment in Lieu of Shares" above. In connection with the Transaction, the Common Stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of Common Stock issued after the Effective Date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

    The following is a summary of certain Federal income tax consequences to stockholders who receive cash pursuant to the Transaction and/or continue to hold Common Stock immediately after the consummation of the Transaction. This summary is based on existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to a particular stockholder in light of his individual investment circumstances, such as a stockholder who is subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations and foreign persons), a stockholder who received his Common Stock as compensation for services rendered or pursuant to the exercise of an employee stock option or a stockholder who has held, or will hold, his Common Stock as part of a straddle, hedging or conversion transaction for Federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this summary does not discuss any state, local, foreign or other tax considerations. This summary assumes that stockholders have held, and will hold, their shares of Common Stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended. Each stockholder is urged to consult his tax advisor as to the particular Federal, state, local, foreign and other tax consequences, in light of his specific tax circumstances, of receiving cash pursuant to the Transaction and/or continuing to hold Common Stock immediately after the consummation of the Transaction.

    CONSEQUENCES TO STOCKHOLDERS WHO EXCHANGE ALL OF THEIR COMMON STOCK FOR CASH PURSUANT TO THE TRANSACTION. A stockholder who receives cash in lieu of a fractional share pursuant to the Reverse Split, and who does not continue to hold any Common Stock immediately thereafter, will recognize capital gain or loss in an amount equal to the difference between the cash received in the Transaction and his aggregate adjusted tax basis in shares of Common Stock disposed of, provided that the receipt of cash by the stockholder (i) results in a "complete termination" of such stockholder's equity interest in the Company,
(ii) is "not essentially equivalent to a dividend" with respect to such stockholder or (iii) is "substantially disproportionate" with respect to such stockholder, each as discussed below. If such gain is not treated as capital gain under any of these three tests, such gain will be treated as ordinary dividend income to the extent of the stockholder's ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of such stockholder's aggregate adjusted tax basis in his shares which has the effect of reducing such basis, and thereafter as capital gain. See "--Maximum Tax Rates Applicable to Capital Gain" below.

    In applying these tests, a stockholder will be treated as owning shares actually or constructively owned by certain individuals such as family members and entities related to such stockholder.

    A stockholder who disposes of all of his Common Stock in the Transaction, and who is not related to any other person who continues to hold Common Stock immediately after the consummation of the Transaction, will generally be treated as having completely terminated his equity interest in the Company.

    A stockholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such stockholder's proportionate interest in the Company, taking into account ownership of shares by attribution as described above, resulting from the Transaction constitutes a "meaningful reduction" given such stockholder's particular facts and circumstances.

    The receipt of cash in the Transaction will be "substantially disproportionate" for a stockholder if the percentage of the then outstanding shares of Common Stock actually and constructively owned by such stockholder immediately after the consummation of the Transaction is less than 80% of the percentage of the shares of Common Stock actually and constructively owned by such stockholder immediately before the consummation of the Transaction.

    CONSEQUENCES TO STOCKHOLDERS WHO CONTINUE TO HOLD COMMON STOCK IMMEDIATELY AFTER THE CONSUMMATION OF THE TRANSACTION. The Company believes that the Transaction will be treated, for Federal income tax purposes, as a "tax-free recapitalization." Accordingly, a stockholder who continues to hold Common Stock immediately after the consummation of the Transaction and who receives no cash pursuant to the Transaction will, for Federal income tax purposes, (i) not recognize any gain or loss in the Transaction and (ii) have the same adjusted tax basis and holding period in his Common Stock as he had in such Common Stock immediately prior to the Transaction.

    SHARES HELD IN MULTIPLE ACCOUNTS. A stockholder who is the owner of record of less than 300 shares of Common Stock in at least one account and is the beneficial owner (but not a record holder) of shares of Common Stock in at least one other account, for example, an account with a brokerage firm or other fiduciary which is the owner of record of 300 or more shares, will both hold Common Stock immediately after the consummation of the Transaction and will be entitled to receive a cash payment pursuant to the Transaction. In these circumstances, the stockholder will generally recognize taxable income with respect to the cash received pursuant to the Transaction. Such payment will be treated, for federal income tax purposes, as capital gain or loss, provided that the receipt of cash by the stockholder (i) results in a "complete termination" of such stockholder's equity interest in the Company, (ii) is "not essentially equivalent to a dividend" with respect to such stockholder or (iii) is "substantially disproportionate" with respect to such stockholder, each as discussed above under the heading "--Consequences to Stockholders Who Exchange All of Their Common Stock for Cash Pursuant to the Transaction." In applying these three tests, a stockholder may possibly take into account sales of Common Stock that occur substantially contemporaneously with the consummation of the Transaction which is how such an event could result in a "complete termination" of his equity interest. To the extent that the amount of cash received in the Transaction is greater than the stockholder's basis in the shares of Common Stock which are disposed of in the Transaction, such stockholder will recognize a capital gain. To the extent that the amount of cash received in the Transaction is less than the stockholder's basis in the shares of Common Stock which are disposed of in the Transaction, such stockholder will recognize a capital loss.

    If a stockholder receives cash under the foregoing circumstances which is not treated as capital gain or loss under any of the foregoing tests, the cash will be treated as ordinary dividend income to the extent of the stockholder's ratable share of the Company's undistributed earnings and profits and thereafter as a return of capital to the extent of the stockholder's aggregate adjusted tax basis in his shares and then as capital gain. In such event, the stockholder may add the basis (as so adjusted) of his shares which have been converted to cash to the basis of his remaining shares.

    MAXIMUM TAX RATES APPLICABLE TO CAPITAL GAIN. Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset such as the shares of Common Stock that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by an individual from the sale of a capital asset that has been held for more than 12 months but not for more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

APPRAISAL RIGHTS.

    Under the DGCL, holders of Common Stock would ordinarily not be entitled to appraisal rights in connection with the Transaction. Pursuant to Section 262(c) of the DGCL, however, the Board has included in the Amendment a provision conferring appraisal rights upon certain holders of Common Stock in connection with the Transaction.

    If the Proposal is approved at the Meeting and the Transaction consummated, holders of record of less than 300 shares of Common Stock immediately prior to the Reverse Split who do not vote in favor of the Proposal and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect such appraisal rights.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS EXHIBIT B. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

    If the Proposal is approved at the Meeting and the Transaction consummated, holders of record of less than 300 shares of Common Stock immediately prior to the Reverse Split ("Appraisal Shares") who follow the procedures set forth in
Section 262 will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Transaction, together with a fair rate of interest, if any, as determined by such court.

    Under Section 262, where a proposal that (if approved) would give rise to appraisal rights is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262.

    This Proxy Statement constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement as Exhibit B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Exhibit B carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

    A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS (A) MUST NOT VOTE IN FAVOR OF THE PROPOSAL AND (B) MUST DELIVER TO THE COMPANY PRIOR TO THE VOTE ON THE PROPOSAL AT THE MEETING A WRITTEN DEMAND FOR APPRAISAL OF SUCH HOLDER'S APPRAISAL SHARES. A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST BE THE RECORD HOLDER OF SUCH APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE AND MUST CONTINUE TO HOLD SUCH APPRAISAL SHARES OF RECORD UNTIL THE CONSUMMATION OF THE TRANSACTION. ACCORDINGLY, A HOLDER OF APPRAISAL SHARES WHO IS THE RECORD HOLDER OF APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE, BUT WHO THEREAFTER TRANSFERS SUCH APPRAISAL SHARES PRIOR TO THE CONSUMMATION OF THE TRANSACTION, WILL LOSE ANY RIGHT TO APPRAISAL IN RESPECT OF SUCH APPRAISAL SHARES.

    Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO SEMELE GROUP INC. AT ONE CANTERBURY GREEN, 201 BROAD STREET, STAMFORD, CONNECTICUT 06901 ATTENTION: PRESIDENT.

    Within ten days after the consummation of the Transaction, the Company will notify each stockholder who has properly asserted appraisal rights under Section 262 and has not voted in favor of the Proposal of the date the Transaction became effective.

    Within 120 days after the consummation of the Transaction, but not thereafter, the Company or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. The Company is under no obligation to, and has no present intention to, file a petition with respect to the appraisal of the fair value of the Appraisal Shares. Accordingly, it is the obligation of the holders of Appraisal Shares to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262.

    Within 120 days after the consummation of the Transaction, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statement must be mailed within ten days after a written request therefor has been received by the Company.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Transaction, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares, as determined under Section 262, could be more than, the same as or less than the value of the consideration they would otherwise receive for their Appraisal Shares in the Transaction if they did not seek appraisal of their Appraisal Shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

    The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

    Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Transaction, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares, except for dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Transaction.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS, IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH APPRAISAL SHARES IN THE TRANSACTION.

    If any stockholder who properly demands appraisal of his Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his rights to appraisal, as provided in the DGCL, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in the Transaction. A stockholder will fail to perfect, or effectively lose or withdraw, his appraisal rights if, among other things, no petition for appraisal is filed by the stockholder within 120 days after the consummation of the Transaction, or if the stockholder has delivered to the Company a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Transaction will require the written approval of the Company.

    The receipt of cash in exchange for all of a stockholder's shares of Common Stock pursuant to the exercise of appraisal rights will generally be treated as a taxable sale of such shares for Federal income tax purposes. See "Certain Federal Income Tax Consequences--Consequences to Stockholders Who Exchange All of Their Common Stock for Cash Pursuant to the Transaction" above.

    RECOMMENDATION OF THE BOARD: The Board has unanimously approved the Amendment and the Reverse and Forward Splits, and recommends that the stockholders adopt the following resolution which will be presented for a vote of the stockholders at the Annual Meeting:

    RESOLVED, that the stockholders approve of and adopt an amendment to the Amended and Restated Certificate of Incorporation of the Company deleting
Article 4 thereof in its entirety and inserting in place thereof the Article 4 set forth as Exhibit A to the Proxy Statement for the 1998 Annual Meeting of Stockholders.

    VOTE REQUIRED. Approval of the Amendment and the Reverse and Forward Splits requires the affirmative vote of a majority of all outstanding shares of Common Stock.

PROPOSAL 3: TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AMENDMENTS TO THE 1994 EXECUTIVE AND DIRECTOR STOCK OPTION PLAN.

    On December 30, 1997, the Board of Directors of the Company adopted, subject to stockholder approval at the Annual Meeting, an amendment to the 1994 Executive and Director Stock Option Plan (the "Option Plan") to permit the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Currently the Option Plan authorizes the grant of nonstatutory stock options only. In addition, to put Mr. Joseph Bartlett in the same position as the other outside directors of the Company, the Board adopted, subject to stockholder approval, an amendment to the Option Plan granting Mr. Bartlett a nonstatutory stock option to purchase 50,000 shares of the Company's Common Stock. Other amendments approved by the Board and submitted to the stockholders for approval principally relate to the elimination of certain restrictions in the Option Plan that are no longer necessary or appropriate based upon changes to the rules under Section 16 of the Exchange Act. The key terms of the Option Plan, as proposed to be amended, are outlined below. A copy of the Option Plan, marked to show the proposed changes, is attached to this Proxy Statement as Exhibit C.

DESCRIPTION OF THE OPTION PLAN.

    The Option Plan authorizes the Board to grant options to purchase up to 1,000,000 shares of the Common Stock of the Company. Currently, the Option Plan authorizes the grant of nonstatutory stock options. As amended, the Option Plan will authorize the grant of either incentive stock options within the meaning of
Section 422 of the Internal Revenue Code or nonstatutory stock options. The Board is not asking the stockholders to approve an increase in the number of shares of Common Stock that can be issued under the Option Plan. Currently, all 1,000,000 shares that can be issued under the Option Plan are subject to outstanding options granted under the Option Plan, including the options granted on December 30, 1997, to Messrs. Bartlett, Engle and Coyne described below. Accordingly, no further options can currently be granted under the Option Plan.

    The Option Plan consists of a Director Option Grant Program and an Executive Option Grant Program. Under the Director Option Grant Program, non-employee directors are eligible to be granted nonstatutory options. The exercise price at which shares may be acquired upon exercise of options granted under the Director Option Grant Program cannot be less than 100 % of the fair market value of the underlying shares on the date of grant. The length of each option granted under the Director Option Grant Program cannot exceed ten years and one day. Each of Gerald L. Nudo, Robert M. Ungerleider and Walter E. Auch, Sr., automatically received one-time nonstatutory options to purchase 50,000 shares in connection with the approval of the Option Plan by the stockholders in 1994. Under the amended Option Plan, Joseph W. Bartlett on December 30, 1997, automatically received a one-time nonstatutory option to purchase 50,000 shares at an exercise price of $.925 per share, subject to the approval by the stockholders at the Annual Meeting of the amendments to the Option Plan.

    The Company's key management personnel, including employees of Banyan Management Corp., are eligible to participate in the Executive Option Grant Program, which as amended provides for the grant of either incentive stock options or nonstatutory stock options. On December 30, 1997, the compensation committee of the Board of Directors of the Company granted each of Messrs. Engle and Coyne incentive stock options to purchase 400,000 shares at an exercise price of $.925 per share, subject to the approval by the stockholders at the Annual Meeting of the amendments to the Option Plan. If the amendments are not approved, it is expected that the Board will convert the options granted to Messrs. Engle and Coyne to nonstatutory stock options. The Board administers the Executive Option Grant Program and has the authority to determine, among other things, the individuals to be granted options, whether the option granted is an incentive or a nonstatutory option, the exercise price at which shares may be acquired, the number of shares subject to each option and the exercise period of each option. The exercise price at which shares may be acquired upon exercise of options granted under the Executive Stock Option Program cannot be less than 100% of the fair market value of the underlying shares on the date of grant (110% in the case of an option which is an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary). The term of any incentive stock option granted under the Executive Stock Option Program cannot exceed the term prescribed by the Internal Revenue Code, which is currently five years in the case of an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary and ten years in the case of all other employees. The term of any nonstatutory option granted under the Executive Stock Option Program cannot exceed ten years and one day.

    All options granted under the Executive Option Grant Program vest and are exercisable in installments as follows: (i) 33.3% of the number of shares commencing on the first anniversary of the date of grant; (ii) an additional 33.3% of the shares commencing on the second anniversary of the date of the grant; and (iii) an additional 33.4% of shares commencing on the third anniversary of the date of grant. All options granted under the Director Option Grant Program are exercisable in installments as follows: (i) 50% of the number of shares commencing on the first anniversary of the date of grant; and (ii) an additional 50% of the number of shares commencing on the second anniversary of the date of grant.

Options granted under the Option Plan are performance incentives; as such, no payment is made by grantees for their options. The Option Plan terminates in 2004.

    The Board is authorized to construe and interpret the Option Plan and to prescribe additional terms and conditions of exercise in option agreements and provide the form of option agreement to be used. No non-employee director is eligible to receive options under the Executive Option Grant Program. Options are not transferable except by will or by the laws of descent and distribution, and are exercisable during an optionee's lifetime only by the optionee or the appointed guardian or legal representative of the optionee. Generally, options may be exercised no later than 30 days after the optionee ceases to be an employee or a director of the Company and may be exercised only to the extent the option was exercisable on the termination date. Unless otherwise determined by the Board at the time of grant, however, upon the: (a) death or permanent and total disability of an optionee; or (b) retirement in accord with the Company's retirement practices, any unexercised options become immediately exercisable without regard to vesting and may be exercised at any time within one year in the case of (a) and 90 days in the case of (b). In no case can an option be exercised beyond the expiration date of the option. If, while unexercised options remain outstanding under the Option Plan, the Company ceases to be a publicly-traded company, or if the Company merges with another entity or a similar event occurs, all options outstanding under the Option Plan immediately become exercisable at that time.

    The Option Plan requires the optionee to pay, at the time of exercise, for all shares acquired on exercise in cash, shares or, in the case of the Executive Option Grant Program, other forms of consideration acceptable to the Board.

    If the Company declares a stock dividend, splits its stock, combines or exchanges its shares or engages in any other transactions which results in a change in capital structure such as a merger, consolidation, dissolution, liquidation or similar transaction, the Board may adjust or substitute, as the case may be, the number of shares available for options under the Plan, the number of shares covered by outstanding options, the exercise price per share of outstanding options, any target price levels for vesting of the options and any other characteristics of the options as the Board deems necessary to equitably reflect the effects of those changes on the option holders.

TAX CONSEQUENCES.

    Certain options authorized to be granted under the Option Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law in effect as of the date of this Proxy Statement, an optionee will recognize no income upon grant or exercise of an incentive stock option. However, the excess of the fair market value of the stock acquired over the option price is an item of tax preference used in computing alternative minimum taxable income in the year of exercise. If an employee exercises an incentive stock option and does not dispose of any of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If any employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year holding period specified in the foregoing sentence (a "disqualifying disposition"), the employee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the adjusted basis of the stock. Any additional gain realized upon the disqualifying disposition will constitute capital gain. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realizes ordinary income.

    Certain options authorized to be granted under the Option Plan will be treated as nonstatutory stock options for federal income tax purposes. Under federal income tax law in effect as of the date of this Proxy Statement, no income is realized by the grantee of a nonstatutory stock option until the option is exercised. At the time of exercise of a nonstatutory stock option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to report such income on the employee's Form W-2 for the year. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the employee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.

    RECOMMENDATION OF THE BOARD: The Board has unanimously approved the amendments to the 1994 Executive and Director Stock Option Plan, and recommends that the stockholders adopt the following resolution which will be presented for a vote of the stockholders at the Annual Meeting:

    RESOLVED, that the stockholders approve of the amendments to the 1994 Executive and Director Stock Option Plan.

    VOTE REQUIRED. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting is required for approval of the amendments to the 1994 Executive and Director Stock Option Plan.

PROPOSAL 4: TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE TERMS OF AN INCENTIVE COMPENSATION PLAN FOR MESSRS. ENGLE AND COYNE.

    In connection with the engagement of Mr. Gary D. Engle as Chief Executive Officer and Mr. James A. Coyne as President and Chief Operating Officer, the Company entered into an Employment Agreement with each officer. See "Compensation of Directors and Executive Officers--Executive Compensation. " The terms of the Employment Agreements provide, among other things, for the establishment by the Company of an Incentive Compensation Plan for Mr. Engle and Mr. Coyne (the "Incentive Plan") whereby the executives' salaries and bonuses are deferred and the deferred amounts are held in the form of Common Stock of the Company. The key terms of the Incentive Plan are outlined below. A copy of the Incentive Plan is attached to this Proxy Statement as Exhibit D.

DESCRIPTION OF THE INCENTIVE PLAN.

    SALARY AND BONUS DEFERRAL. Each executive's salary under his Employment Agreement with the Company is deferred under the Incentive Plan, except that the executive may elect to have all or a portion of any salary not yet earned paid to him directly in lieu of being deferred under the Incentive Plan. The Incentive Plan also provides for the deferral of the incentive bonus amounts payable to each executive under his Employment Agreement with the Company. With respect to each fiscal year of the Company, the Company will contribute to the Incentive Plan on account of each executive an incentive bonus amount equal to 6% of the Company's pre-tax profits for such fiscal year (excluding results attributable to the Company's properties in Malibu, California). With respect to the Malibu properties, the Company will contribute on account of each executive an incentive bonus amount attributable to the financial results of those properties, which has not yet been determined. Finally, the Company acting through the compensation committee of the Board of Directors may defer from time to time under the Incentive Plan additional discretionary bonuses for the executives.

    INCENTIVE PLAN OPERATION. All amounts deferred under the Incentive Plan are held in the form of Common Stock of the Company, except that prior to the date an amount of salary or bonus is earned the executive may elect that all or a portion of such amount be held in a diversified investment portfolio. To date, the executives have deferred all amounts of salary and bonus due them and all such amounts are being held in the form of Common Stock of the Company. See "Compensation of Directors and Executive

Officers--Executive Compensation." The number of shares of Common Stock attributable to the amount of salary deferred by the executives under the Incentive Plan in 1997 was determined by dividing the dollar amount of the salary deferred by the closing price of a share of the Company's Common Stock on December 30, 1997, the effective date of the Incentive Plan. The number of shares of Common Stock attributable to the amount of salary and bonus deferred by the executives after that date is determined by reference to the month in which the amount is accrued by dividing the dollar amount of the salary or bonus deferred by the average of the closing prices of a share of the Company's Common Stock for the last ten trading days of such month. Amounts attributable to an executive's salary deferred under the Incentive Plan are not subject to forfeiture. Amounts attributable to an executive's bonuses deferred under the Incentive Plan are forfeited upon the Company's termination of the executive for cause under his Employment Agreement. All amounts forfeited are returned to the Company.

    Benefits under the Incentive Plan are payable in a lump sum upon the termination of the executive's employment (including death), except, with respect to any portion of the benefits consisting of Common Stock of the Company, if such stock is not then readily tradable, the Company will redeem such stock in installments within three years at fair market value.

    An important asset of the Company consists of its substantial net operating losses incurred in earlier years which, under current federal income tax law, can be carried forward to offset taxable income earned in future taxable years. The ability to use these net operating loss carryforwards will be very substantially diminished if a more than 50% change in stock ownership of the Company occurs among 5% or greater stockholders during any three-year period. If Common Stock is held for the benefit of an executive under the Incentive Plan which, when added to other shares of Common Stock of the executive, causes the executive to be treated as a 5% of greater stockholder, a portion of the 50% change in stock ownership has been used, which will limit the ability of the Company to use its Common Stock in the future to compensate key employees or to acquire other corporations or their assets without suffering a substantial reduction in the use of its net operating loss carryforwards. The By-Laws of the Company prohibit any stockholder from acquiring more than 4.9% of the Common Stock of the Company without the consent of the Board of Directors which must consider whether permitting such an acquisition is in the best interests of the Company. The Board intends to consent to the acquisition by Mr. Engle of more than 4.9% of the Common Stock of the Company pursuant to the Incentive Plan and the Option Plan.

    The holding of amounts deferred under the Incentive Plan in the form of Common Stock of the Company is conditioned upon stockholder approval of the Incentive Plan. If such stockholder approval is not obtained, the Incentive Plan will be amended to provide that no amounts deferred under the Incentive Plan can be held in the form of Common Stock of the Company, but otherwise will continue in effect.

    "RABBI" TRUST. The Company has established and is making contributions to a "rabbi" trust as a funding vehicle for benefits under the Incentive Plan. The trust is irrevocable, has an independent financial institution as trustee and is treated as a grantor trust for federal tax purposes. Trust assets are held separate from other funds of the Company, but remain subject to claims of the Company's general creditors in the event of the Company's insolvency. The trust is funded with shares of Common Stock (although Messrs. Engle and Coyne can elect investment in a diversified portfolio for future contributions). Shares held in the trust are voted by the trustee, provided that each participating executive may instruct the trustee with respect to shares held on account of such executive.

    RECOMMENDATION OF THE BOARD: The Board has unanimously approved the Incentive Plan, and recommends that the stockholders adopt the following resolution which will be presented for a vote of the stockholders at the Annual
Meeting:

    RESOLVED, that the stockholders approve of the Incentive Compensation Plan.

    VOTE REQUIRED. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting is required for approval of the Incentive Plan.

PROPOSAL 5: SELECTION OF INDEPENDENT AUDITOR

    The Company's financial statements, including those for the fiscal year ended December 31, 1997, are included in the Annual Report being furnished to all stockholders with this Proxy Statement. The year-end statements have been audited by the independent firm of Ernst & Young LLP, which has served as the Company's independent auditor since the fiscal year ended December 31, 1989. The total fees paid or accrued to Ernst & Young LLP in connection with the fiscal year ended December 31, 1997, audit were approximately $55,000. The Board believes that Ernst & Young LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent auditor. Therefore, the Board has selected Ernst & Young LLP as the Company's independent auditor to examine its financial statements for the fiscal year ended December 31, 1998. Although the selection of an auditor does not require a stockholder vote, the Board believes it is desirable to obtain the concurrence of the stockholders to this selection.

    Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    RECOMMENDATION OF THE BOARD: The Board considers Ernst & Young LLP to be well-qualified, and recommends that the stockholders adopt the following resolution which will be presented for a vote of the stockholders at the Annual
Meeting:

    RESOLVED, that the stockholders concur in the appointment, by the Board, of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ended December 31, 1998.

    VOTE REQUIRED. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting is required for the adoption of the foregoing resolution.

                               EXECUTIVE OFFICERS

    The following table sets forth information with respect to the Company's executive officers. Each officer is elected annually by the directors and serves until his successor is elected and qualified or until his death, resignation or removal by the directors:

                                                       PRINCIPAL OCCUPATIONS                   OFFICE AND YEAR FIRST
NAME                           AGE                      DURING PAST 5 YEARS                           ELECTED
--------------------------     ---     -----------------------------------------------------  ------------------------
Gary D. Engle                  49      See "Proposal 1--Election of Directors--               Chairman and Chief
                                       Continuing Directors" above                            Executive Officer, 1997

James A. Coyne                 38      See "Proposal 1--Election of Directors-- Nominees"     President and Chief
                                       above                                                  Operating Officer, 1997

Gary A. Romano                 38      Mr. Romano has been Chief Financial of the Company     Chief Financial Officer
                                       since November 1997. Mr. Romano is Executive Vice      Officer, 1997
                                       President and Chief Operating Officer of EFG and
                                       certain of its affiliates. Mr. Romano joined EFG in
                                       November 1989 and was appointed Executive Vice
                                       President and Chief Operating Officer in April 1996.
                                       Prior to joining EFG, Mr. Romano was Assistant
                                       Controller for a privately-held real estate company
                                       which he joined in 1987. Mr. Romano held audit staff
                                       and manager positions at Ernst & Whinney (now Ernst &
                                       Young LLP) from 1982 to 1986.

Michael J. Butterfield         38      Mr. Butterfield has been Treasurer of the Company      Treasurer, 1997
                                       since November 1997. Mr. Butterfield is Vice
                                       President, Finance, and Treasurer of EFG and certain
                                       of its affiliates. Mr. Butterfield joined EFG in June
                                       1992 and was appointed Vice President, Finance, and
                                       Treasurer in April 1996. Prior to joining EFG, Mr.
                                       Butterfield was an audit manager with Ernst & Young
                                       LLP, which he joined in 1987. Mr. Butterfield was
                                       employed in public accounting and industry positions
                                       in New Zealand and London, England, prior to coming
                                       to the United States in 1987. Mr. Butterfield
                                       attained his Associate Chartered Accountant (A.C.A.)
                                       professional qualification in New Zealand and has
                                       completed his C.P.A. requirements in the United
                                       States.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A. DIRECTOR COMPENSATION

    The directors are paid an annual fee of $15,000, payable quarterly, plus $875 for each Board meeting, including meetings of the compensation and audit committees, attended in person and $250 an hour for each Board meeting, including meetings of the compensation and audit committees, attended via telephonic conference call. In addition, each director is reimbursed for out-of-pocket expenses incurred in attending meetings of the Board.

B. EXECUTIVE COMPENSATION

    Compensation paid to Mr. Engle for the year ended December 31, 1997, and to Mr. Leonard G. Levine, the former President and Chief Executive Officer of the Company, for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                                                     LONG-TERM COMPENSATION
                                                                              -------------------------------------
                                                                                AWARDS
                                                                              -----------                 PAYOUTS
                                  ANNUAL COMPENSATION (1)          OTHER      RESTRICTED                -----------  ALL OTHER
                              -------------------------------     ANNUAL         STOCK       OPTIONS       LTIP       COMPEN-
                                YEAR      SALARY      BONUS    COMPEN- SATION  AWARD(S)     SARS (#)      PAYOUTS      SATION
                              ---------  ---------  ---------  -------------  -----------  -----------  -----------  ----------
Gary D. Engle, Chairman and
  Chief Executive Officer        1997(2) $  48,383        n/a          n/a           n/a      400,000          n/a          n/a

Leonard G. Levine, former        1997(3) $ 111,926  $   7,164          n/a           n/a          n/a          n/a   $  400,000
  President and Chief            1996(3) $ 108,141  $ 217,135          n/a           n/a          n/a          n/a          n/a
  Executive Officer              1995(3) $ 105,606  $  27,612          n/a     ($ 19,606)  n/a.......          n/a          n/a

------------------------

(1) Total compensation for each of the next three highest paid executive officers did not exceed $100,000 in 1997, 1996 or 1995.

(2) Mr. Engle became Chairman and Chief Executive Officer on November 10, 1997, following Mr. Levine's resignation.

(3) Pursuant to Mr. Levine's employment agreement, incentive amounts which were earned in 1996, 1995 and 1994 were paid or awarded to him in 1997, 1996 and 1995.

    Mr. Engle serves as Chief Executive Officer of the Company pursuant to an Executive Employment Agreement dated November 10, 1997, and Mr. Coyne serves as Chief Operating Officer of the Company pursuant to an Executive Employment Agreement dated May 1, 1997. The provisions of the two Agreements (the "Agreements") are identical.

    Pursuant to the Agreements, the Company paid each executive a base salary of $48,383 for services rendered to the Company in 1997. For 1998 and thereafter, the Agreements provide that the Company will pay each executive a base salary at the rate of not less than $120,000 per year, subject to adjustment by the Board of Directors based upon the performance by the executive of his duties and the financial performance of the Company. Under the Agreements, each executive is also entitled to receive such incentive or performance cash bonuses as the Board may determine from time to time.

    The Agreements provide that the executives' salary under the Agreements will be deferred under an Incentive Compensation Plan that the Company will establish for the executives, unless the executive for any prospective period elects to have such salary paid to him directly. See "Proposal 4--To Consider and Vote Upon a Proposal to Approve the Terms of an Incentive Compensation Plan for Messrs. Engle and Coyne" above, for a full description of the Incentive Plan, which the Company is presenting to the stockholders for approval at the Annual Meeting. Pursuant to the Agreements and the Incentive Plan, each executive deferred his $48,383 of base salary for 1997, which is being held for his account in the form of 77,413 shares of Common Stock under the rabbi trust established by the Company in connection with the Incentive Plan. Such number of shares of Common Stock was determined under the Incentive Plan by dividing the dollar amount of the salary deferred by $.625, the closing price of a share of the Company's Common Stock on December 30, 1997, the effective date of the Incentive Plan. In addition, each executive has deferred all amounts of base salary otherwise payable to him to date in 1998, an aggregate of $40,000 for each executive at the Record Date, which is being held for his account in the form of 59,363 shares of Common Stock under the rabbi trust. Such number of shares of Common Stock was determined under the Incentive Plan by dividing the dollar amount of the salary deferred each month by the average of the closing prices of a share of the Company's Common Stock for the last ten trading days of the month ($.538 for January, $.594 for February, $.860 for March and $.813 for April 1998).

    The Agreements also provide for the grant of 400,000 options to each executive, subject to approval by the stockholders of certain amendments to the Company's Option Plan. See "Proposal 3--To Consider and Vote Upon a Proposal to Approve Amendments to the 1994 Executive and Director Stock Option Plan" above for a full description of the amended Option Plan, which the Company is presenting to the stockholders for approval at the Annual Meeting. Incentive stock options to purchase 400,000 shares of Common Stock of the Company at an exercise price of $.925 per share, subject to stockholder approval of the amended Option Plan, were granted to each executive on December 30, 1997. One-third of such options vest on each anniversary of the date of grant, subject to acceleration in the event of a Change-in-Control, which is defined as an occurrence whereby (i) any person, partnership, corporation, entity or group (as such term is used in the Exchange Act), in a single transaction or series of related transactions, directly or indirectly, acquires beneficial ownership of more than 50 % of the Company's securities or substantially all of the Company's assets, or (ii) individuals who were members of the Board immediately prior to a meeting of stockholders involving a contest for directors do not constitute a majority of the Board following such election or (iii) the executive fails to be elected or re-elected to the Board, unless the executive was not nominated with his consent.

    The grant of stock options to an executive could, and the acquisition of Common Stock by an executive upon the exercise of such an option, will result in an increase in the Common Stock ownership of such executive. If, as a result of either such event, an individual acquires 5% or more of the Common Stock of the Company, the Company may be more limited in its ability to use its Common Stock in the future to compensate other key employees or to acquire other corporations or their assets without suffering a substantial reduction in the use of its net operating loss carryforwards. See "Proposal 4: To Consider and Vote Upon a Proposal to Approve the Terms of an Incentive Compensation Plan for Messrs. Engle and Coyne--Description of the Incentive Plan."

    Additional benefits to which the executives are entitled under the Agreements include such amount of paid vacation per calendar year and such health, life and disability insurance protection as the executive reasonably requests.

    Each Agreement extends until December 31, 2000, and thereafter is renewed for additional one-year terms unless either party gives written notice to the other not less than 30 days prior to the end of the original term or any renewal term that the party does not wish to renew the Agreement. The Company may terminate the Agreements for cause, and the executive may terminate his Agreement at any time upon 60 days' prior written notice. In addition, the executive may terminate his Agreement effective immediately within 60 days of a Change-in-Control, and in that event the Company must continue the executive's salary and fringe benefits under his Agreement and his incentive compensation under the Incentive Plan for a period of 18 months. If the Company terminates an executive or the Company elects not to renew an executive's Agreement within 24 months following a Change-in-Control, the Company must pay to the executive in a lump sum an amount equal to the greater of (i) three times the base salary paid to the executive in the 36 months preceding the Change-in-Control and (ii) the base salary due to be paid the executive through the end of the term (or renewal term) of his Agreement. If the Company terminates the employment of an executive without cause, all payments under his Agreement continue through the end of the then term. If the Company elects not to renew an executive's Agreement at the end of the original term or any renewal term, the executive will receive a termination settlement equal to 12 months' salary and will continue to receive insurance benefits for 12 months, unless such non-renewal occurs within 24 months following a Change-in-Control, in which event the executive will receive the benefits described above. Upon termination of an Agreement voluntarily by an executive, upon the election by the executive not to renew his Agreement or by the Company for cause, all payments and benefits under the Agreement cease on the date of termination.

    Until November 10, 1997, Mr. Levine served as Chief Executive Officer of the Company pursuant to an employment agreement dated January 1, 1990, which was amended and restated effective May 1, 1997 (together, the "Levine Agreement"). Under the Levine Agreement, Mr. Levine was paid a salary for calendar year 1997 of $111,926.

    Under the Levine Agreement, Mr. Levine received incentive compensation under an incentive program included in the agreement, calculated as follows: (i) 1.00% of the Company's collateralized claims which were converted into cash; (ii) 3.00% of the Company's unsecured claims which were converted into cash; (iii) 0.1% of all cash distributions of capital; and (iv) 0.14% of all distributions of income to stockholders of the Company. Pursuant to the Original Agreement, incentive compensation earned was paid 80% in cash on or before March 15th of the following year and 20% in phantom stock rights (the "Phantom Stock").

    The number of shares of Phantom Stock issued to Mr. Levine was equal to 20% of the incentive compensation earned divided by the average closing price of a share of Common Stock of the Company for the five business days ended on December 31 of the calendar year for which the incentive compensation was earned. Mr. Levine also received, in cash, distributions in respect of the Phantom Stock at the same rate that distributions, if any, were paid on the Common Stock. On the Vesting Date, as defined below, upon notice to Mr. Levine the Company could elect to convert each share of Phantom Stock into one share of Common Stock. If the Company did not elect to convert the Phantom Stock, on or within 30 days of the Vesting Date the Company was to pay to Mr. Levine in cash the value of the Phantom Stock on the Vesting Date, determined by multiplying the number of Phantom Shares by the average closing price of a shares of the Company's Common Stock for the five business days ended on the Vesting Date. The Vesting Date was the earlier of (i) December 31, 1997; (ii) the termination of Mr. Levine's employment by the Company without just cause; or (iii) the permanent disability or death of Mr. Levine.

    On April 1, 1997, March 1, 1996, and March 25, 1995, Mr. Levine: (i) was paid $7,164, $217,135 and $27,612, respectively, in cash, representing 80% of the incentive compensation earned for the fiscal years ended December 31, 1996, 1995 and 1994, respectively; and (ii) received 1,910 shares, 43,083 shares and 6,136 shares, respectively, of Phantom Stock, representing 20% of the incentive compensation earned for those years. The value of the Phantom Stock on the date of grant was $.9375 per share or $1,790 for shares issued in 1997, $1.26 per share or $54,284 for shares issued in 1996 and $1.125 per share or $6,903 for shares issued in 1994. In 1995, shares of Common Stock having a value of $19,606, which had been issued to Mr. Levine in 1994 and represented 20% of his incentive compensation for 1993, were returned to the Company and canceled in connection with an amendment to the Levine Agreement which substituted the issuance of Phantom Stock for the issuance of actual shares of Common Stock.

    Under the Levine Agreement, Mr. Levine received a termination fee of $400,000 in connection with the termination of his employment, and all of his Phantom Shares were forfeited by him.

C. EXECUTIVE AND DIRECTORS STOCK OPTION PLAN

    On June 30, 1994, the stockholders approved and adopted the Company's Option Plan. On December 30, 1997, the Board of Directors approved amendments to the Option Plan, which are being presented to the stockholders for approval at the Annual Meeting. See "Proposal 3--To Consider and Vote Upon a Proposal to Approve Amendments to the 1994 Executive and Director Stock Option Plan" above for a full description of the amended Option Plan.

    During 1997, all of the Company's executives who held unexercised options issued under the Option Plan agreed to cancel and surrender their options in consideration of the Company paying each holder $.20 in cash for each share of Common Stock subject to such holder's options. The Company paid an aggregate of $13,700 in consideration of the cancellation of options to purchase 68,500 shares. 180,000 options held by Mr. Levine were cancelled and surrendered in connection with his resignation.

    Stock options granted or exercised under the Option Plan by executive officers named in the executive compensation table for the year ended December 31, 1997, are as follows:

                     OPTION/SAR GRANTS IN 1997 FISCAL YEAR

                                                             NUMBER OF       % OF TOTAL
                                                             SECURITIES     OPTIONS/SARS
                                                             UNDERLYING      GRANTED TO
                                                            OPTIONS/SARS    EMPLOYEES IN    EXERCISE OR   EXPIRATION
NAME                                                          GRANTED        FISCAL YEAR    BASE PRICE       DATE
--------------------------------------------------------  ----------------  -------------  -------------  -----------
                                                              Options          Options
Gary D. Engle...........................................   400,000 shares        50%         $    .925      12/30/07

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                               SHARES                             UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                             ACQUIRED ON                        OPTIONS/SARS AT DECEMBER 31        AT DECEMBER 31
NAME                          EXERCISE       VALUES REALIZED     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
--------------------------  -------------  -------------------  ---------------------------  --------------------------
Gary D. Engle.............         None         $       0               None/400,000                   n/a / n/a

D. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Prior to May 6, 1997, administrative costs, primarily salaries and general and administrative expenses, were reimbursed by the Company to Banyan Management Corp. ("BMC"), which prior to that date was owned by the Company, Banyan Strategic Realty Trust and Legend Properties, Inc. (f/k/a Banyan Mortgage Investment Fund). Mr. Levine was the president of BMC, but he received no additional compensation for these services. Certain employees of the Company were included in the administrative costs for which BMC was reimbursed by the Company. All costs incurred on behalf of the Company by BMC were allocable to the Company based on the ratio of the actual number of hours spent by BMC personnel on the Company's matters compared to the total number of BMC personnel hours. The Company's allocable share of costs for the years ended December 31, 1997, 1996 and 1995 aggregated $107,781, $269,508 and $557,899, respectively. As one of its administrative services, BMC served as the paying agent for general and administrative costs of the Company. As part of providing this payment service, BMC maintained a bank account on behalf of the Company.

    Effective May 6, 1997, EFG entered into an agreement to provide administrative services to the Company, replacing BMC. Pursuant to the agreement with EFG, the administrative services agreement between the Company and BMC was amended to provide, among other things, for the immediate payment to BMC of the termination fee required thereby in the amount of $251,823 and the transfer to BMC's designee of the Company's ownership interest in BMC. During the year ended December 31, 1997, the Company incurred $49,166 in administrative costs for services provided by EFG personnel on Company-related matters. As part of providing this payment service, EFG maintains a bank account on behalf of the Company.

    On April 30, 1997, the Company entered into an Exchange Agreement (as amended August 7, 1997, the "Exchange Agreement") with Equis Exchange L.L.C. ("Equis"), EFG and three partnerships managed by EFG, AFG Hato Arrow Limited Partnership, AFG Dove Arrow Limited Partnership and AIP/Larkfield Limited Partnership (the "Partnerships"). Pursuant to the Agreement, on April 30, 1997, the Company issued to the Partnerships 1,987,000 shares of the Company's Common Stock at a price of $1.50 per share.

The Company received cash proceeds of $2,480,500, net of related costs of $500,000. In addition, the Partnerships made a three-year loan (the "Loan") to the Company in the amount of $4,419,500.

    The Loan was initially disbursed into a segregated account pending stockholder approval of certain actions, including: (i) electing a new Board of Directors nominated by EFG for terms of up to 3 years and increasing the size of the Board to as many as nine members, a majority of which must consist of members independent of the Company, EFG or any affiliate; (ii) approving an amendment to the Company's charter extending the Company's life to perpetual and changing its name; and (iii) approving an amendment to the Company's charter designed to restrict or deter, to the extent legally permissible, the acquisition of more than 4.9% of the Common Stock of the Company by any person in such a manner as would cause such person to become 5% stockholder within the meaning of Section 382(g) of the Internal Revenue Code. Stockholder approval was obtained on October 21, 1997, and thereafter the Loan was disbursed to the Company, the interest rate was fixed at 10% per annum and the term was fixed at three years with mandatory principal reductions if and to the extent net proceeds are received from the sale or refinancing of the Company's Rancho Malibu property.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for the 1999 Annual Meeting of Stockholders must be received by the Company at its executive office in Stamford, Connecticut, on or prior to March 3, 1999, for inclusion in the Company's Proxy Statement for that meeting. Any stockholder proposal must also meet the other requirements for stockholder proposals as set forth in the rules of the SEC relating to stockholder proposals.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, no business other than that discussed above is to be acted upon at the Meeting. If other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                          SEMELE GROUP INC.
                                          By the Order of the Board of
                                          Directors,
                                          James A. Coyne
                                          President and Chief Operating Officer

Stamford, Connecticut
May 29, 1998

    A COPY OF THE SEMELE GROUP INC. 1997 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED TO STOCKHOLDERS WITHOUT CHARGE. REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO:

                  Semele Group Inc.
                  One Canterbury Green
                  210 Broad Street
                  Stamford, CT 06901 (203) 363-0853

    YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                                   EXHIBIT A

                        PROPOSED AMENDMENT TO ARTICLE 4
                    OF THE AMENDED AND RESTATED CERTIFICATE
                         OF INCORPORATION TO EFFECT THE
              PROPOSED REVERSE STOCK SPLIT AND FORWARD STOCK SPLIT

    RESOLVED, that the stockholders approve of and adopt an amendment to the Amended and Restated Certificate of Incorporation of the Company by deleting
Article 4 thereof in its entirety and inserting in place thereof:

 4. (a) At 6:00 p.m. (Eastern Time) on the effective date of the amendment inserting this new Article 4 (the "Effective Date"), each share of Common Stock held of record as of 6:00 p.m. (Eastern Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one-three hundredth (1/300) of one share of Common Stock. No fractional share of Common Stock shall be issued to any Fractional Holder (as defined below) upon such reclassification and conversion. Except as set forth in the immediately following sentence, from and after 6:00 p.m. on the Effective Date, each Fractional Holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu of receiving such fractional share, shall be entitled to receive, upon surrender of the certificate or certificates representing such fractional share, the cash value of such fractional share based on the average daily closing price per share of the Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Effective Date, without interest. Appraisal rights under Section 262 of the GCL shall be available for each such fractional share of a Fractional Holder who has complied with the provisions of said Section
        262. As used herein, the term "Fractional Holder" shall mean a holder of record of less than 300 shares of Common Stock as of 6:00 p.m. (Eastern
        Time) on the Effective Date, who would be entitled to less than one whole share of Common Stock in respect of such shares as a result of the reclassification and conversion provided for herein.

    (b) At 7:00 p.m. (Eastern Time) on the Effective Date, each share of Common Stock and any fraction thereof (excluding any interest in the Company held by a Fractional Holder converted into cash pursuant to the immediately preceding paragraph) held by a holder of record of one or more shares of Common Stock as of 7:00 p.m. (Eastern Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into multiple shares of Common Stock on the basis of 30 shares of Common Stock for each share of Common Stock then held. No fractional share of Common Stock will be issued to any such holder upon such reclassification and conversion. Instead, each such holder who would otherwise be entitled to receive a fractional share shall have the right to receive one share for a fractional share of 0.5 or greater; no fractional shares shall be issued for fractional shares of less than 0.5. Appraisal rights under
        Section 262 of the GCL shall not be available for any such holder.

    (c) From and after 7:00 p.m. (Eastern Time) on the Effective Date, the Corporation is authorized to issue 5,000,000 shares of Common Stock, each share having a par value of $.01.

                                   EXHIBIT B

                               SECTION 262 OF THE
                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE

262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to SECTION 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to SECTION 251 (other than a merger effected pursuant to SECTION 251(g) of this title), SECTION 252, SECTION 254, SECTION 257,
    SECTION 258, SECTION 263 or SECTION 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of SECTION 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SECTIONS 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under SECTION 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to SECTION 228 or
       SECTION 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
       (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
    (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 229, L.'96, eff. 2-1-96 and Ch. 349, L. '96, eff. 7-1-96.)

                                   EXHIBIT C

                               SEMELE GROUP, INC.
                      AMENDED 1994 EXECUTIVE AND DIRECTOR
                         STOCK OPTION PLAN (THE "PLAN")

I.  GENERAL.

    A.  PURPOSE.

    The purpose of this Amended 1994 Executive and Director Stock Option Plan (the "Plan") is to advance the interests of the stockholders of Semele Group, Inc. (the "Company"), by providing the Company's directors, key employees and certain employees of Banyan Management Corp. with an opportunity to acquire or increase their proprietary interests in the Company by granting them options to purchase shares of the Company's common stock (the "Shares" or "Common Stock"). By encouraging these individuals to become owners of Shares, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, and leadership the Company's success in large measure depends. The options granted hereunder may be either "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

    B.  STRUCTURE OF THE PLAN.

    The Plan shall consist of a "Director Option Grant Program," described in
Section II, and an "Executive Option Grant Program," described in Section III. Under the Director Option Grant Program, the nonemployee directors will be granted non-statutory options to purchase Shares and any other stock or security resulting from the adjustment thereof or substitution therefor. Under the Executive Option Grant Program, the Company's key management personnel, including employees of Banyan Management Corp., may be granted incentive stock options or non-statutory options to purchase Shares and any other stock or security resulting from the adjustment thereof or substitution therefor. Decisions concerning the grant of options under the Executive Option Grant Program shall be determined in a manner that satisfies the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Code. All references to the Board of Directors of the Company (the "Board") in the Plan shall mean and relate to the body appointed from time to time by the Board to administer the Plan unless the context otherwise requires.

    C.  GENERAL GRANTS AND RIGHTS.

    Unless stated otherwise, the provisions of Sections I and IV hereof shall apply with equal force to both the Executive Option Grant Program and the Director Option Grant Program. The right to acquire Shares pursuant to the Director Option Grant Program and the Executive Option Grant Program shall be referred to as a "Director Option" and an "Executive Option," respectively. Options granted under either the Executive Option Grant Program or the Director Option Grant Program shall be referred to herein as "Options." With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of this Plan or any action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

II. DIRECTOR OPTION GRANT PROGRAM

    A.  ELIGIBILITY.

    Each individual serving as a nonemployee director shall be eligible to participate in the Director Option Grant Program and be granted Director Options.

    B.  GRANT.

    Each of Messrs. Gerald L. Nudo, Robert M. Ungerleider and Walter E. Auch (each of whom has served as a director since 1987), on the tenth business day after adjournment of the Company's annual meeting convened on June 30, 1994, shall automatically receive a Director Option to acquire 50,000 Shares. Each of Messrs. David J. Brail and Alan S. Cooper (each of whom has served as a director since 1993), on the tenth business day after adjournment of the Company's annual meeting convened on June 30, 1994, shall automatically receive a Director Option to acquire 10,000 Shares. Mr. Joseph W. Bartlett on December 30, 1997, shall automatically receive a Director Option to acquire 50,000 Shares, subject to approval by the stockholders of the corporation of this Plan as amended which includes this grant to Mr. Bartlett.

    C.  OPTION PERIOD.

    The length of each Director Option shall be ten years and one day from the day of grant. Each Director Option not exercised shall terminate at the end of its term, if not subject to earlier termination as herein provided or as provided in the Option Agreement.

    D.  OPTION PRICE.

    The price per share at which Shares may be acquired on exercise of a Director Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

III. THE EXECUTIVE OPTION PROGRAM

    A.  ADMINISTRATION.

    The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to: (i) determine in each instance whether to grant an incentive or a non-statutory Executive Option; (ii) determine the purchase price of the Common Stock covered by each Executive Option; (iii) determine the key management personnel to whom Executive Options shall be granted; (iv) determine the number of Shares subject to each Executive Option;
(v) determine the exercise period for each Executive Option; (vi) prescribe, amend, and rescind rules and regulations relating to the Executive Option Grant Program; (vii) determine the terms and provisions of the respective Option Agreements (as defined in Section IV.F.(1)); and (viii) make all other determinations deemed necessary or advisable for administrating the Executive Option Grant Program. Each Executive Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Board. The Board may at any time, and from time to time, amend or suspend the Executive Option Program. Except as otherwise provided in the Plan, the Board may modify, extend, replace or renew outstanding Options under the Plan, or accept the surrender of outstanding Options (to the extent not yet otherwise exercised) and grant new Options in substitution therefor. Notwithstanding the foregoing, no amendment or suspension of the Plan without the written consent of an optionee shall alter or impair the rights of the optionee under any Option previously granted to the optionee. The Board's determination on the foregoing matters shall be conclusive.

    B.  ELIGIBILITY.

    Except as otherwise provided herein, the Board shall designate the key management personnel eligible to participate in the Executive Option Grant Program and shall prescribe the terms and conditions governing each Executive Option. No nonemployee director shall be eligible to receive Executive Options under the Executive Option Grant Program.

    C.  OPTION PERIOD.

    The Board may determine the length of each Executive Option, but in no event shall the term of any Executive Option which is an incentive stock option exceed the term prescribed by the Code, which is currently five years in the case of employees who own or are deemed to own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary of the

Company and ten years in the case of other employees, and in no event shall the term of any Executive Option which is a non-statutory option exceed ten years and one day from the date of grant. Each Option not exercised shall terminate at the end of its term if not subject to earlier termination as herein provided or as provided in the Option Agreement.

    D.  OPTION PRICE.

    The price per share at which Shares may be acquired on exercise of an Executive Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date the Executive Option is granted (one hundred ten percent (110%) in the case of an Executive Option which is an incentive stock option granted to an employee who owns or is deemed to own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company).

    E.  $100,000 LIMITATION.

    No employee may be granted Executive Options that are incentive stock options which would cause the limitation of $100,000 set forth in the Code on the aggregate fair market value of Common Stock underlying incentive stock options exercisable for the first time by an optionee in any calendar year (or such other limitation as the Code may prescribe) to be exceeded.

IV. SHARES SUBJECT TO THE PLAN.

    A.  NUMBER OF SHARES.

    The stock subject to the Options granted under the Plan shall be the Company's Common Stock and any other stock or security resulting from the adjustment thereof or substitution therefor as described in Section IV.G.(3). There shall be 1,000,000 Shares, subject to adjustment under Section IV.G.(3), reserved and available for purchase on exercise of Options granted under the Plan. The Shares issued upon exercise of an Option may be authorized and unissued Shares, or Shares issued and re-acquired by the Company.

    B.  RELEASE OF SHARES.

    If any Option granted hereunder shall be canceled, expire or terminate for any reason without having been exercised in full, the Shares subject to the Option shall thereafter be available for grant under the Plan.

    C.  RESTRICTIONS ON SHARES.

    All Shares issued on exercise of an Option shall be subject to the terms and conditions specified herein and to those other terms, conditions and restrictions contained in the Option Agreement, as well as applicable federal and state laws, rules and regulations including, as may be required, approval by any government or regulatory agency. The Company may issue or deliver certificates for Shares prior to: (i) listing the Shares on any stock exchange on which the Common Stock may then be listed; or (ii) registering or qualifying the Shares under federal or state law; provided, however, the Company shall not issue or deliver certificates for Shares prior to an optionee tendering to the Company those documents or payments as the Board may deem necessary to satisfy any applicable withholding obligation for the Company to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. The Company may cause any certificate for Shares to be properly marked with a legend or other notation reflecting the limitations on transfer provided in the Plan, the Option Agreement or as the Board may otherwise reasonably require to comply with law. Fractional Shares shall not be delivered, but shall be rounded to the next lower whole number of Shares.

    D.  STOCKHOLDER RIGHTS.

    An optionee shall not have any rights of a stockholder as to Shares subject to an Option until, after properly exercising the Option, the Shares are recorded on the Company's official stockholder records as issued or transferred to the party exercising the Option. No adjustment shall be made for cash dividends or other rights if the record date for the cash dividend or other right is prior to the date the Shares are recorded as issued or transferred to the party exercising the Option, in the Company's official stockholder records, except as provided in Section IV.G.(3). The Company shall record the Shares as issued or transferred in an expeditious manner in accordance with applicable laws and regulations.

    E.  STOCK VALUATION.

    Any determination of the value or closing price of Common Stock required by the Plan shall be determined in accordance with the following provisions, as applicable (which value or closing price shall be referred to herein as the "Fair Market Value per Share," or for a group of Shares a total "Fair Market Value"):

    (1) if, on the relevant date, the Common Stock is traded on a national or regional securities exchange or on the NASDAQ National Market System, on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded or, if there is no sale on the relevant date, then on the last previous date on which a sale was reported;

    (2) if, on the relevant date, the Common Stock is not listed on any securities exchange or traded on the NASDAQ National Market System, but otherwise is publicly-traded and reported on NASDAQ, on the basis of the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ; but if there are no bid and asked quotations in the over-the-counter market as reported by NASDAQ on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ on the last previous day any bid and asked prices were quoted; and

    (3) if, on the relevant date, the Common Stock is not publicly-traded as described in (i) or (ii), in good faith by the Board.

    F.  OPTION PROVISIONS.

    (1) OPTION AGREEMENT. Each Option granted hereunder shall be evidenced by a written option agreement (an "Option Agreement") specifying, among other things, the optionee, the period for which the Option thereunder is granted, the number of Shares for which the Option is granted, the Option price and the exercise schedule, and conforming, in the case of an Option Agreement evidencing an incentive stock option, to the requirements for an incentive stock option contained in the Code. The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the terms and provisions (and amendments thereof) of the respective Option Agreements (which need not be identical), including the terms and provisions (and amendments) as shall be required in the Board's judgment to conform to any change in law or regulations applicable thereto. The grant and exercise of Options hereunder are subject to all applicable federal, state and local laws, rules and regulations and, if required, any approvals by any governmental or regulatory agency.

    (2) EXERCISE OF OPTIONS. Executive Options granted hereunder shall vest and be exercisable in installments as follows: (i) to the extent of 33.3% of the number of Shares commencing on the first anniversary of the date of grant; (ii) to the extent of an additional 33.3% of Shares commencing on the second anniversary of the date of grant; and (iii) to the extent of an additional 33.4% of Shares commencing on the third anniversary of the date of grant. Director Options granted hereunder shall vest and be exercisable in installments as follows: (i) to the extent of 50.0% of the number of Shares commencing on the first anniversary of the date of grant; and (ii) to the extent of 50.0% of the number of Shares commencing on the second anniversary of the date of grant. If the optionee does not in any given period purchase all of the Shares subject to the Option, the optionee's right to purchase any Shares not purchased in the period shall continue until the expiration or sooner termination of the Option, except to the extent provided otherwise in the Option Agreement. Except as otherwise provided herein or in an Option Agreement, as a condition to the grant of an Executive Option, an optionee shall remain in the continuous employ of the Company, its subsidiaries or Banyan Management Corp. for the period of time specified by the Board in the Option Agreement. To exercise an Option, an optionee shall give written notice to the Company's Chief Operating Officer at the Company's office at One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901 (or the office which is the successor main office or which is otherwise designated as the office to which notice is to be given) of the number of Shares to be acquired and make any arrangements with the Chief Operating Officer as are acceptable to the Chief Operating Officer to satisfy the optionee's federal, state and local tax withholding obligations and satisfy the optionee's obligation under the Plan and the Option Agreement.

    (3) CANCELLATION OF OPTIONS. Except as otherwise provided, an Executive Option is exercisable by an optionee only prior to "termination of employment" as defined herein. For purposes of this Plan and any Option Agreement, a person shall incur a "termination of employment" on the latest date on which the person no longer is, for whatever reason, an officer, director or employee of the Company, its subsidiaries or Banyan Management Corp. ("Termination of Employment"). Notwithstanding anything herein to the contrary, if an optionee incurs a Termination of Employment due to death or permanent and total disability or retirement in accordance with the Company's retirement practices, all Options granted under the Plan and outstanding on the date of the Termination of Employment shall be exercisable to the extent provided in the optionee's Option Agreement. A Director Option is exercisable by an optionee only so long as the director continues to hold office; provided, however, that if the director ceases to hold office due to death, permanent and total disability or expiration of the director's term of office after the director attains his 75th birthday, all Options granted under the Plan shall be exercisable.

    (4) PAYMENT OF PURCHASE PRICE ON EXERCISE. Unless otherwise determined by the Board in the case of an Executive Option, the purchase price of the Shares acquired on exercise of an Option shall be paid to the Company at the time of exercise in cash, Shares or any other form of payment acceptable to the Board in the case of an Executive Option.

    (5) NONASSIGNABILITY. Options are not transferable except by will or the laws of descent and distribution, and are exercisable during an optionee's lifetime only by the optionee, or the appointed guardian or legal representative of the optionee.

    G.  PROVISIONS APPLICABLE TO THE PLAN.

    (1) TERMINATION OF PLAN. This Plan shall terminate on July 15, 2004, or at such earlier time as determined by the Board. No Options shall be granted under the Plan after that date. Any Options outstanding under the Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise canceled or terminated as provided herein or in the Option Agreement. Termination of the Plan shall not diminish the authority granted to the Board to administer the Plan.

    (2) INVESTMENT REPRESENTATION. If the disposition of Common Stock acquired on exercise of any Option is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from registration, the acquired Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder. Each Option Agreement shall contain a requirement that, on demand by the Board, the individual exercising an Option shall state in writing, as a condition precedent to each exercise, that the optionee is acquiring the Common Stock for investment only and not for resale or with a view to distribution. The Board may set forth in an Option Agreement other terms and conditions relating to the registration or qualification of the Common Stock under federal or state securities laws as it desires.

    (3) EFFECT OF CERTAIN CHANGES.

       a. ADJUSTMENTS. If the Company declares a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sells all or a substantial portion of its assets (if measured on either a stand-alone or consolidated basis), undertakes a reorganization, rights offering, share offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Board may adjust or substitute, as the case may be, the number of Shares available for Options under the Plan, the number of Shares covered by outstanding Options, the exercise price per Share of outstanding Options, any target Fair Market Value per Share that the Common Stock is required to reach for all or a portion of any Options to vest, and any other characteristics or terms of the Options as the Board deems necessary or appropriate to equitably reflect the effects of those changes to the Option holders; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated by rounding to the next lower whole number of Shares with appropriate payment for the fractional Shares as determined by the Board. The Board may waive any limitations set forth in or imposed pursuant to the terms and conditions of the Plan or an Option Agreement so that all Options, from and after a date prior to the effective date of an event specified above or a Change in Control (as defined in an Option Agreement), shall be exercisable in full.

       b. DISSOLUTION, LIQUIDATION, CORPORATE SEPARATION OR DIVISION. If the Board proposes to dissolve or liquidate the Company or the Company is involved in any other corporate transaction or event and having effects on the Options similar to any of the foregoing, the Board may, in addition to the provisions of this Section IV.G.(3), terminate each outstanding Option granted under the Plan as of a date fixed by the Board; provided, however, that not less than thirty (30) days' prior written notice of the date so fixed shall be given to each optionee (or beneficiary), who shall have the right, during the thirty (30) days preceding such date, to exercise all Options, whether or not otherwise exercisable, as to all or any part of the Shares covered thereby.

       c. MERGER, CONSOLIDATION, OR SALE OF ASSETS. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or the Company sells or otherwise disposes of all or a substantial portion of its assets or is involved in any other transaction or event which has an effect on the Shares or Options similar to the foregoing, then in addition to the provisions of this Section IV.G.(3), all Options outstanding under the Plan shall become exercisable at that time and the Board may cancel all outstanding Options as of the effective date of any transaction or event; provided that not less than thirty (30) days prior written notice of the date so fixed for cancellation shall be given to each optionee (or beneficiary), who shall have the right, during the thirty (30) days preceding the effective date of the transaction or event, to exercise all Options, whether or not otherwise exercisable, as to all or any part of the Shares covered thereby.

       d. CERTAIN MERGERS AND CONSOLIDATIONS. This Section IV.G.(3) shall not apply to a merger or consolidation in which the Company is the surviving corporation and Shares are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value.

       e. DEFINITION OF COMMON STOCK. In the event of a change in the Company's Common Stock as presently constituted, the Shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.

       f. DETERMINATION OF THE BOARD. The Board shall make all adjustments required under this Section IV.G.(3). All adjustments shall be final, binding and conclusive.

       g. LIMITATIONS UNDER THIS SECTION IV.G.(3). The grant of an Option pursuant to the Plan shall not in any way effect the Company's right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structures or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or part of its business or assets.

    (4) WITHHOLDING OBLIGATIONS.

    The optionee (or beneficiary) may satisfy any withholding obligation under the Plan or an Option Agreement by requesting the Company to withhold and not transfer or issue Shares with a fair market value equal to the withholding obligation that are otherwise issuable or transferable to the optionee pursuant to the exercise of an Option.

    (5) RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT.

    The Plan and any Option granted under the Plan shall not confer upon any optionee any right to continued employment by the Company, its subsidiaries or Banyan Management Corp., nor shall they interfere in any way with the right of the Company, its subsidiaries or Banyan Management Corp. to, subject to other agreements with the optionee, terminate an optionee's employment at any time.

    (6) NOTICE TO THE COMPANY OF OPTIONEE'S ELECTION.

    Any optionee exercising an election under Section 83 of the Code to have the receipt of Shares hereunder taxed currently, without regard to the restrictions imposed under the Plan or an Option Agreement or law, shall give notice to the Company of the election immediately upon making the election.

    H. INDEMNIFICATION OF THE BOARD.

    In addition to such other rights of indemnification as they may have as Board members, and to the extent permitted by law, the members of the Board shall be indemnified and held harmless by the Company and each director or indirect subsidiary of the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by the Company's legal counsel) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Board member is liable for gross negligence or gross misconduct in the performance of its duties; provided that within sixty (60) days after institution of any action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the action.

    I.  PLAN BINDING ON SUCCESSORS.

    Except as provided herein, the Plan shall be binding on the successors and assigns of the Company.

    J.  INTERPRETATION AND GOVERNING LAW.

    Whenever necessary or appropriate in this Plan and where the context admits, the singular term and the related pronouns shall include the plural and the masculine and feminine gender. The Plan shall be construed and enforced according to the internal laws of the State of Delaware.

                                   EXHIBIT D

                               SEMELE GROUP, INC.
                          INCENTIVE COMPENSATION PLAN

    1.01 SYNOPSIS. This document sets forth the Incentive Compensation Plan (the "Plan"), established and maintained by Semele Group, Inc. (the "Company") to benefit James A. Coyne and Gary D. Engle (the "Participants"). All or some of the Participants' salary shall be deferred under this Plan. In addition, the Company shall defer on account of the Participants (A) for each calendar year an amount equal to six percent (6%) of the pre-tax profits of the Company (excluding results attributable to the Company's properties in Malibu, California); and (B) an amount attributable to the Company's properties in said Malibu as mutually agreed upon by Company and the Participants. All such deferred compensation shall be held subject to the claims of creditors of the Company in a grantor or "rabbi" trust until paid to the Participants following the Participants' termination of employment. The amounts deferred shall be invested in stock of the Company, except that for any prospective period the Participants may elect to have future deferred amounts invested in a diversified portfolio. Plan amounts shall be non-forfeitable (subject to claims of any creditors of the Company), except that amounts attributable to contributions other than salary deferrals shall be forfeited if the Participant is terminated for cause (as defined). The amounts under the Plan shall be payable in a lump sum upon the Participants' termination of employment (including, without limitation, death). If any portion of the Plan benefits are payable in stock and such stock is not then readily tradable, the Company shall redeem such stock in installments completed within three (3) years. The Compensation Committee of the Board of Directors of the Company shall interpret and implement this Plan.

PARTICIPATION

    2.01 PARTICIPATION. The Participants hereunder shall be James A. Coyne and Gary D. Engle.

SALARY DEFERRAL AND BONUS CONTRIBUTIONS

    3.01 SALARY DEFERRAL. As provided under Section 4 of the Participants' 1997 Employment Agreements with the Company, the Participants' salary shall be deferred under this Plan, except that with respect to any salary not yet earned, a Participant may elect to have all or a portion of such salary paid to him directly in lieu of deferral hereunder.

    3.02 DISCRETIONARY BONUSES. The Company acting through the Compensation Committee may defer hereunder from time-to-time additional discretionary bonuses. The Compensation Committee shall determine whether any such deferred bonus shall be in the form of cash or of shares of common stock of the Company ("Company Stock").

CONTRIBUTIONS AND ACCOUNTS

    4.01 INCENTIVE BONUS CONTRIBUTIONS. The Company shall contribute on account of each Executive an amount equal to 6% of the Company's pre-tax profits for each fiscal year of the Company (excluding results attributable to the Company's properties in Malibu, CA).

    4.02 MALIBU INCENTIVE BONUSES. The Company shall contribute on account of each Participant an amount attributable to financial results of the Company's properties in Malibu, California. Such amount shall be determined by a separate written agreement between the Participants and the Company that explicitly refers to this Plan and the Participants' Employment Agreements.

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    4.03  TIMING OF CONTRIBUTIONS.  Contributions of deferrals under Sections
3.01 and 3.02 after the Effective Date shall be made as soon as reasonably practical following the end of the month in which the deferral is accrued. Contributions of deferrals under Sections 4.01 and 4.02 above shall be made as soon as reasonably practical following the end of the Company's fiscal year, and not later than fifteen (15) days following the date of delivery to the Company of audited financial statements for each such fiscal year.

    4.04 SOURCE OF BENEFITS. The Company shall also establish a grantor trust and make contributions to funding accounts thereunder for purposes of providing benefits under this Plan. Any such trust will be subject to the claims of all creditors of the Company, and no Participant or Beneficiary will have any interest with respect to this Plan or such trust or have any claim against the Company or such trust except as an unsecured general creditor.

    4.05 PLAN INVESTMENTS. Amounts deferred under the Plan shall be held in the form of Company Stock, except that prior to the date an amount is earned under Sections 3.01, 3.02, 4.01 or 4.02, a Participant may elect that all or a portion of such amount shall be held in a diversified investment portfolio. The number of shares of Company Stock to be contributed under Section 3.01 as of the Effective Date (December 30, 1997) shall be determined by dividing the dollar amount of salary deferred by the closing share price on the Effective Date. The number of shares of Company Stock to be contributed thereafter under Sections 3.01, 3.02, 4.01 and 4.02 shall be determined by dividing the dollar amount of the contribution under such Section by the average of the closing share price on the last ten trading days of the month in which the dollar amount contributed under such Section is accrued on the books of the Company. If during any such month the Company Stock is not readily tradable, the number of shares shall be so determined using the fair market value, as reasonably determined by the Compensation Committee, as of the last day of such month. Each Participant is entitled to direct the trustee of the aforesaid grantor trust with respect to the voting or tender of Company Stock held on the Participant's account.

    4.06 ACCOUNTS. This Section 4.06 applies to amounts not held as Company Stock. For the purposes of measuring and satisfying the obligation to provide benefits under this Plan, the Employer shall cause the amounts to be invested in funding accounts. The Employer will cause individual records to be maintained with respect to each Participant reflecting the value of each Participant's funding account. Each Participant will receive periodic reports, not less frequently than annually, showing the then-current value of his individual funding account. The benefits paid to a Participant or Beneficiary under this Plan will be equal to the value from time-to-time of the funding account. In no event will the Employer's or trust's liability to pay benefits exceed the value of payments under the funding account.

FORFEITURES AND DISTRIBUTIONS

    5.01  FORFEITURE.  Amounts attributable to salary deferred under Section
3.01 are not subject to forfeiture (other than due to claims of general creditors of the Company). Amounts attributable to deferral of discretionary bonuses under Section 3.02 and of Incentive Bonuses under Sections 4.01 and 4.02 shall be forfeited upon the Company's termination of the Participant for cause as defined in Section 7.03 of the Participants' Employment Agreements with the Company. Any amounts forfeited shall be returned to the Company.

    5.02 COMMENCEMENT OF BENEFITS. Benefits will be payable as of the first day of the calendar month following the month in which the Participant separates from service of the Employer for any reason, including voluntary or (except as provided in Section 5.01) involuntary termination, disability, or death. Benefits shall be paid in a lump sum, except that if Company Stock is not then readily tradable, then any portion of the benefits consisting of Company Stock shall be distributed as follows: The Company shall redeem such shares of Common Stock in no less than four installments, each of an equal number of shares, commencing as of the date of initial distribution and continuing no less frequently than annually so as to end not later than three years after commencement. The redemption of each installment shall be based

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upon the fair market value of the Company Stock, as reasonably determined by the
Compensation Committee, as of each installment distribution date.

    5.03 DEATH BENEFICIARY. The Participant may designate a Beneficiary to receive payments in the event of the Participant's death. The designation shall be in writing and delivered to the Plan Administrator. The designated beneficiary may include one or more persons, trusts or organizations. If no effective written designation is made, the Participant's Beneficiary shall be the Participant's spouse, if married on the date of death, and if not so married, shall be the Participant's estate.

ADMINISTRATIVE PROVISIONS

    6.01 COMPENSATION COMMITTEE. The Compensation Committee of the Company's Board of Directors shall have discretion to operate, interpret, and implement the Plan. The decisions and determinations (including determinations of the meaning and reference of terms used in this Plan) of the Compensation Committee shall be conclusive upon all persons. The Compensation Committee shall be the Plan Administrator and Named Fiduciary for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    6.02 INTENT. This Plan is intended to be unfunded and maintained by the Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of
Section 201(2) of ERISA. Benefits are intended not to be taxable to Participants under the Internal Revenue Code of 1986 as amended (the "Code") until paid. This Plan shall be construed and interpreted in a manner consistent with the foregoing intentions.

    6.03 ALIENATION OF BENEFITS. Benefits are not subject to alienation, anticipation or assignment by a Participant or beneficiary and are not subject to being attached or reached and applied by any creditor of the Participant.

    6.04 WITHHOLDING. The Company reserves the right to withhold from payment of contributions or benefits such amount of income, payroll, and other taxes as the Company determines is appropriate.

    6.05 GOVERNING LAW. This Plan shall be governed by the law of the State of Delaware to the extent that it is not preempted by federal law.

    6.06  EFFECTIVE DATE.  This Plan shall be effective as of December 30, 1997.

    6.07  PLAN YEAR.  The Plan Year shall be the Calendar Year.

    6.08 AMENDMENT OR TERMINATION. The Company by action of the Compensation Committee of the Board of Directors reserves the right to terminate or amend the Plan, in whole or in part. However, during the term or renewal term of each Participants' Employment Agreement with the Company, any such amendment or termination shall only be effective with the consent of the affected Participant.

CLAIMS PROCEDURE

    7.01 CLAIMS AND REVIEW. All inquiries and claims respecting the Plan shall be in writing and shall be directed to the Chair of the Compensation Committee at such address as may be specified from time to time.

    (a) CLAIMS. In the case of a claim respecting a benefit under the Plan, a written determination allowing or denying the claim shall be furnished by the Chair of the Compensation Committee to the claimant promptly upon receipt of the claim. A denial or partial denial of a claim shall be dated and signed by the Chair of the Compensation Committee and shall clearly set forth: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an

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explanation of why such material or information is necessary; and (4) an explanation of the review procedure set forth below.

    If no written determination is furnished to the claimant within thirty (30) days after receipt of the claim, then the claim shall be deemed denied and the thirtieth (30th) day after such receipt shall be the determination date.

    (b) REVIEW. A claimant may obtain review of an adverse determination by filing a written notice of appeal with the Chair of the Compensation Committee within sixty (60) days after the determination date or, if later, within sixty
(60) days after the receipt of a written notice denying the claim. Thereupon the full Compensation Committee shall appoint one or more persons who shall conduct a full and fair review, which shall include the right: (1) to be represented by a spokesman; (2) to present a written statement of facts and of the claimant's interpretation of any pertinent document, statute or regulation; and (3) to receive a prompt written decision clearly setting forth findings of fact and the specific reasons for the decision written in a manner calculated to be understood by the claimant and containing specific references to pertinent Plan provisions on which the decision is based. A decision shall be rendered no more than sixty (60) days after the request for review, except that such period may be extended for an additional sixty (60) days if the person or persons reviewing the claim determine that special circumstances, including the advisability of a hearing, require such extension. The Compensation Committee may appoint itself, one or more of its members (but excluding the Chair of the Committee), or any other person or persons whether or not connected with the Employer to review a claim.

    All applicable governmental regulations regarding claims and review shall be observed.

                                SEMELE GROUP, INC.

                                By:  /s/ JOSEPH W. BARTLETT
                                     -----------------------------------------
                                     Chairman, Compensation Committee

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P                                 SEMELE GROUP INC.
R                                ONE CANTERBURY GREEN
O                                  201 BROAD STREET
X                            STAMFORD, CONNECTICUT  06901
Y
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


    The undersigned stockholder of Semele Group Inc. (the "Company") hereby appoints Gary D. Engle and James A. Coyne, or either of them, with full power of substitution and revocation, to be attorneys and proxies to vote, as designated below, all of the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual meeting of Stockholders to be held on June 30, 1998 at 10:00 a.m. at the Holiday Inn Select Stamford, 700 Main Street, Stamford, Connecticut, or any adjournment thereof, upon all subjects that may properly come before the meeting.

1.   ELECTION OF DIRECTOR:
       Nominee: James A. Coyne


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|      PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN     |
|                      PROMPTLY IN THE ENCLOSED ENVELOPE                      |
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

[x]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDER VOTE FOR THE NOMINEE
                          LISTED ON THE OTHER SIDE.
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
1.   Election of                         2.   To approve and adopt an amendment to the           FOR   AGAINST   ABSTAIN
     Director  FOR  WITHHELD                  Company's charter to effect a 1 for 300            [  ]  [  ]      [  ]
               [  ] [  ]                      reverse stock split followed by a 30-for-1
                                              forward stock split of the Company's
                                              Common Stock.

                                         3.   To approve amendments to the Company's             FOR   AGAINST   ABSTAIN
                                              Stock Option Plan to permit the grant of           [  ]  [  ]      [  ]
                                              incentive stock options within the meaning
                                              of Section 422 of the Internal Revenue Code.


                                         4.   To approve the terms of an Incentive               FOR   AGAINST   ABSTAIN
                                              Compensation Plan for Mr. Gary D. Engle and        [  ]  [  ]      [  ]
                                              Mr. James A. Coyne as further described in
                                              the enclosed proxy statement.

                                         5.   To concur in the selection of Ernst & Young LLP    FOR   AGAINST   ABSTAIN
                                              as the Company's independent auditor for the       [  ]  [  ]      [  ]
                                              fiscal year ending December 31, 1998.

                                         6.   To transact any other business as may properly come before the meeting.


SIGNATURE(S)_________________________________________ DATE_______________, 1998

NOTE: Please sign exactly as name appear on the left side of this Proxy. If shares are held jointly or by two or more persons, each stockholder named should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or authorized officer. If a partnership, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.